As filed with the Securities and Exchange Commission on May 13, 2025.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Savers Value Village, Inc.

(Exact name of registrant as specified in its charter)

Delaware	83-4165683
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

11400 S.E. 6th Street, Suite 125

Bellevue, WA 98004

(425) 462-1515

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Richard Medway

General Counsel, Chief Compliance Officer and Secretary

11400 S.E. 6th Street, Suite 125

Bellevue, WA 98004

(425) 462-1515

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

With a copy to:

Christodoulos Kaoutzanis, Esq.

John C. Kennedy, Esq.

Paul, Weiss, Rifkind, Wharton &

Garrison LLP

1285 Avenue of the Americas

New York, NY 10019-6064

(212) 373-3300

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This registration statement contains two prospectuses:

•	a base prospectus which covers the offering and sale of up to 143,864,444 shares of the Registrant’s common stock by the selling stockholders named therein; and

•	a prospectus supplement for the offering and sale of 15,000,000 shares of the Registrant’s common stock by the selling stockholders.

The base prospectus immediately follows this explanatory note. The specific terms of any securities to be offered pursuant to the base prospectus will be specified in a prospectus supplement to the base prospectus. The prospectus supplement immediately follows the base prospectus. The common stock that may be offered and sold under the prospectus supplement is included in the 143,864,444 shares of the Registrant’s common stock that may be offered and sold by the selling stockholders under the base prospectus.

PROSPECTUS

Savers Value Village, Inc.

Up to 143,864,444 Shares of Common Stock

The selling stockholders named in this prospectus may sell, from time to time, up to 143,864,444 shares of our common stock, par value $0.000001 per share. The selling stockholders may offer for sale the shares of common stock covered by this prospectus and any prospectus supplement directly to purchasers or through underwriters, brokers or dealers or agents, in public or private transactions, at fixed prices, prevailing market prices at the times of sale, prices related to the prevailing market prices, varying prices determined at the times of sale or negotiated prices. Information on the selling stockholders and the times and manners in which they may offer and sell shares of our common stock is described under the sections entitled “Selling Stockholders” and “Plan of Distribution” in this prospectus. Our registration of the shares of common stock covered by this prospectus does not mean the selling stockholders will offer or sell any of the shares.

We will not receive any of the proceeds from the sale of shares of our common stock by the selling stockholders. We have agreed to pay all expenses relating to registering the shares of common stock covered by this prospectus. The selling stockholders will pay any underwriting discounts and commissions, brokerage commissions and/or similar charges incurred for the sale of these shares of common stock.

Our shares of common stock are listed on the New York Stock Exchange (“NYSE”) under the symbol “SVV.” On May 12, 2025, the last reported sale price of our common stock on the NYSE was $11.30 per share.

Investing in our shares of common stock involves risks that are referenced under the caption “Risk Factors” on page 8 of this prospectus. You should carefully review the risks and uncertainties described under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference in this prospectus.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is May 13, 2025.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that Savers Value Village, Inc., a Delaware corporation, which is also referred to as the “Company,” “we,” “us,” and “our,” has filed with the U.S. Securities and Exchange Commission (the “SEC”) using a “shelf” registration procedure. Under this procedure, the selling stockholders may offer and sell, from time to time in one or more offerings, up to an aggregate of 143,864,444 shares of our common stock.

This prospectus provides you with a general description of the common stock the selling stockholders may offer. Each time the selling stockholders offer and sell shares of common stock, we or parties acting on our behalf will provide a prospectus supplement and/or free writing prospectus that describes the terms of the offering. The applicable prospectus supplement or free writing prospectus also may add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement or free writing prospectus, you should rely on the information in the prospectus supplement or free writing prospectus, as applicable. Before making an investment decision, you should read carefully both this prospectus and any prospectus supplement and/or free writing prospectus, together with the documents incorporated by reference into this prospectus as described below under the heading “Incorporation by Reference.” Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, any applicable prospectus supplement and/or free writing prospectus, or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

The registration statement that contains this prospectus, including the exhibits to the registration statement and the information incorporated by reference, provides additional information about us and our shares of common stock. The registration statement can be read at the SEC website (www.sec.gov) as discussed below under the heading “Where You Can Find More Information.”

You should rely only on the information provided in the registration statement, this prospectus and in any prospectus supplement, including the information incorporated by reference. Neither we nor the selling stockholders have authorized anyone to provide you with different information. You should not assume that the information in this prospectus or any prospectus supplement is accurate at any date other than the date indicated on the cover page of these documents. The selling stockholders are not making an offer to sell shares of common stock in any jurisdiction where the offer or sale is not permitted.

You should assume that the information appearing in this prospectus and the applicable prospectus supplement to this prospectus is accurate only as of the date on its respective cover, that the information appearing in any applicable free writing prospectus is accurate only as of the date of that free writing prospectus, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus incorporates by reference, and any prospectus supplement or free writing prospectus may contain and incorporate by reference, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. In addition, the market and industry data and forecasts that may be included or incorporated by reference in this prospectus, any prospectus supplement or any applicable free writing prospectus may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus, the applicable prospectus supplement and any applicable free writing prospectus, and under similar headings in other documents that are incorporated by reference into this prospectus. Accordingly, investors should not place undue reliance on this information.

The selling stockholders may sell shares of common stock to or through underwriters, dealers or agents or directly to purchasers. The selling stockholders and their agents reserve the sole right to accept or reject in whole or in part any proposed purchase of the shares of common stock. The prospectus supplement, which we will provide each time the selling stockholders offer shares of common stock, will set forth the names of any underwriters, dealers or agents involved in the sale of such shares of common stock, and any related fee, commission or discount arrangements. See “Plan of Distribution.”

The prospectus supplement may also contain information about any material U.S. federal income tax considerations relating to the shares of common stock covered by the prospectus supplement.

Any underwriters, dealers or agents participating in the offering may be deemed “underwriters” within the meaning of the Securities Act of 1933, as amended, which we refer to in this prospectus as the “Securities Act.”

INCORPORATION BY REFERENCE

In this prospectus, we “incorporate by reference” certain information that is filed with the SEC, which means that we can disclose important information to you by referring you to that information. The information we incorporate by reference is an important part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. The following documents have been filed by us with the SEC and are incorporated by reference into this prospectus:

•	Our Annual Report on Form 10-K for the fiscal year ended December 28, 2024, filed with the SEC on February 21, 2025 (the “2024 Annual Report”);

•	Our Quarterly Report on Form 10-Q for the quarter ended March 29, 2025, filed with the SEC on May 2, 2025 (the “Q1 2025 Quarterly Report”);

•	Portions of our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 21, 2025 that are incorporated by reference into Part III of our 2024 Annual Report;

•	Our Current Report on Form 8-K filed with the SEC on January 15, 2025; and

•

The description of our common stock set forth in our registration statement filed on Form 8-A pursuant to Section 12 of the Exchange Act with the SEC on June  28, 2023, as updated by Exhibit 4.4 to the 2024 Annual Report and any amendments or reports filed for the purpose of updating that description.

All documents and reports that we file with the SEC (other than any portion of such filings that are furnished under applicable SEC rules rather than filed) under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of this prospectus until the completion of the offering under this prospectus shall be deemed to be incorporated in this prospectus by reference.

We make available through the “Investors” section at https://ir.savers.com/, free of charge, these materials as soon as reasonably practicable after they are electronically filed with or furnished to the SEC. Information contained on, or that can be accessed through, our website is not incorporated by reference in this prospectus, and you should not consider information on our website to be part of this prospectus.

We will provide without charge to each person to whom a copy of this prospectus has been delivered, a copy of any and all of these filings. You may obtain a copy of these filings from the SEC as described under “Where You Can Find More Information” or by writing to or telephoning us at:

Investor Relations

11400 S.E. 6th Street, Suite 125

Bellevue, WA 98004

208-661-9639

e-mail: investors@savers.com

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement and the documents incorporated by reference herein and therein contain forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 and are made in reliance on the safe harbor protections provided thereunder. Forward-looking statements can be identified by words such as “could,” “may,” “might,” “will,” “likely,” “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects,” “continues,” “projects” or the negative of these terms or other comparable terminology. In particular, statements about the markets in which we operate, including competition, growth and trends in our markets and industry; our strategies, outcomes and prospects; our expectations, beliefs, plans, objectives, assumptions; and future events or performance made in the sections titled “Risk Factors” and Business” in our 2024 Annual Report and described in our Q1 2025 Quarterly Report and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our 2024 Annual Report and Q1 2025 Quarterly Report, each of which are incorporated by reference herein, are forward-looking statements.

Forward-looking statements are based on our current expectations and assumptions. Because forward-looking statements relate to the future, by their nature, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. As a result, the Company’s actual results may differ materially from those contemplated by the forward-looking statements. Some of the factors that could cause actual results to differ materially from those expressed or implied by the forward-looking statements include:

•

the impact on both the supply and demand for our products caused by general economic conditions, such as the macroeconomic pressures in Canada and/or the U.S., and changes in consumer confidence and spending;

•	our ability to anticipate consumer demand and to source and process a sufficient quantity of quality secondhand items at attractive prices on a recurring basis;

•	risks related to attracting new, and retaining existing customers, including by increasing acceptance of secondhand items among new and growing customer demographics;

•	risks associated with our status as a “brick and mortar” only retailer and our lack of operations in the growing online retail marketplace;

•	our failure to open new profitable stores or successfully enter new markets on a timely basis or at all;

•

risks associated with conducting business internationally, including challenges related to serving customers that are international manufacturers and suppliers, such as transportation and shipping complexities, regulatory risks in foreign jurisdictions (particularly in Canada, where we maintain extensive operations), and foreign exchange rate fluctuations, which we may not be able to fully hedge;

•	the loss of, or disruption or interruption in the operations of, our centralized processing centers and other offsite processing locations;

•	risks associated with litigation, the expense of defense, and the potential for adverse outcomes;

•	our failure to properly hire and to retain key personnel and other qualified personnel or to manage labor costs;

•	risks associated with the timely and effective deployment, protection, and defense of our computer networks and other electronic systems, including e-mail;

•	changes in government regulations, procedures and requirements;

•	our ability to maintain an effective system of internal controls and produce timely and accurate financial statements or comply with applicable regulations;

•	risks associated with heightened geopolitical instability due to the conflicts in the Middle East and Eastern Europe;

•	the outbreak of viruses or widespread illness, such as the COVID-19 pandemic, natural disasters or other highly disruptive events and regulatory responses thereto; and

•

other factors set forth under the heading “Risk Factors” in our 2024 Annual Report, which is incorporated by reference into this prospectus, and those discussed in other documents we file with the SEC.

These risks are not exhaustive. Other sections of this prospectus include additional factors that could adversely affect our business and financial performance.

Any forward-looking statement made by us in this prospectus speaks only as of the date on which it is made, and while we believe that information forms a reasonable basis for such statements, that information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. Moreover, factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We are not under any obligation (and we specifically disclaim any such obligation) to update or alter these forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 with respect to the shares of common stock offered in this prospectus. This prospectus does not contain all the information set forth in the registration statement and the exhibits and schedules to the registration statement, because some parts have been omitted in accordance with the rules and regulations of the SEC. For further information with respect to us and our shares of common stock, you should refer to the registration statement and the exhibits and schedules filed as part of the registration statement. Statements contained in this prospectus regarding the contents of any agreement, contract or other document referred to are not necessarily complete; reference is made in each instance to the copy of the contract or document filed as an exhibit to the registration statement. Each statement is qualified by reference to the exhibit.

You may inspect and obtain these reports and other information without charge at the website maintained by the SEC. The address of this website is www.sec.gov.

THE COMPANY

We are the largest for-profit thrift operator in the United States (“U.S.”) and Canada based on number of stores. With approximately 22,700 team members, we operate a total of 353 stores under the Savers®, Value Village®, Value Village Boutique™, Village des Valeurs™, Unique® and 2nd Ave.® banners. As of March 29, 2025, we had 172 stores in the U.S., 166 stores in Canada and 15 stores in Australia.

Our Mission

Our mission is to champion reuse and inspire a future where secondhand is second nature.

From the thrill of the hunt to the joy of decluttering, we help communities harness the power of pre-loved stuff to keep reusable items around for years to come.

Who We Are

We are committed to redefining secondhand shopping by providing one-of-a-kind, low-priced merchandise ranging from quality clothing to home goods in an exciting treasure-hunt shopping environment. We purchase secondhand textiles (e.g., clothing, bedding and bath items), shoes, accessories, housewares, books and other goods from our non-profit partners (“NPPs”). We then process, select, price, merchandise and sell these items in our stores. Items that are unsuited for or unsold at retail stores are marketed to wholesale customers who reuse or repurpose the items they purchase from us. We believe our hyper-local and socially responsible procurement model, industry-leading and innovative operations, differentiated value proposition and deep relationships with our customers distinguish us from other secondhand and value-based retailers.

We offer a dynamic, ever-changing selection of items, with an average unit retail price of approximately $5. We have a highly engaged customer base, with approximately 6.0 million active loyalty program members in the U.S. and Canada who shopped with us during the twelve months ended March 29, 2025, driving 72.6% of retail sales during that period. Our business model is rooted in sustainability and contributing to the communities we serve, with a mission to positively impact our stakeholders—thrifters, NPPs and their donors, our team members and our stockholders. As a leader and pioneer of the for-profit thrift category, we seek to positively impact the environment by reducing waste and extending the life of reusable goods. The vast majority of the clothing and textiles we source is sold to our retail or wholesale customers.

We have innovated and invested in the development of significant operational expertise in order to integrate the three highly-complex parts of thrift operations—supply and processing, retail, and sales to wholesale markets. Our business model enables us to provide value to our NPPs and our customers, while driving attractive profitability and cash flow.

For a description of our business, financial condition, results of operations and other important information regarding us, see our filings with the SEC incorporated by reference in this prospectus. For instructions on how to find copies of the filings incorporated by reference in this prospectus, see “Where You Can Find More Information.”

Our principal executive office is located at 11400 S.E. 6th Street, Suite 125, Bellevue, WA 98004.

RISK FACTORS

Investing in our common stock involves risk. You should carefully consider the specific risks discussed or incorporated by reference in this prospectus and any applicable prospectus supplement, together with all the other information contained in any applicable prospectus supplement and/or in any free writing prospectuses we have authorized for use in connection with a specific offering, and under similar headings in the documents that are incorporated by reference in this prospectus and the applicable prospectus supplement. You should also consider the risks, uncertainties and assumptions discussed under the caption “Risk Factors” included in our 2024 Annual Report, which is incorporated by reference into this prospectus, and which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, financial condition, results or operations or cash flow could be seriously harmed. This could cause the trading price of our common stock to decline, resulting in a loss of all or part of your investment.

USE OF PROCEEDS

We will not receive any proceeds from the sale of our common stock by the selling stockholders. The Registration Rights Agreement (as defined below) sets forth our obligation to reimburse certain expenses that are incurred by the Ares Funds (as defined below) that are selling stockholders. The selling stockholders will pay any underwriting discounts, selling commissions and stock transfer taxes applicable to the sale of the shares of common stock. We will pay all other costs, fees and expenses incurred in effecting the registration of the shares covered by this prospectus, including, without limitation, all registration and filing fees, the listing fees of the NYSE and fees and expenses of our counsel, counsel for the selling stockholders and our independent registered public accountants.

SELLING STOCKHOLDERS

The following table sets forth the beneficial ownership of our common stock as of May 8, 2025 by the selling stockholders.

The percentage ownership information shown in the table is based upon 157,441,963 shares of common stock outstanding as of May 8, 2025. We have determined beneficial ownership in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities, or have the right to acquire such powers within 60 days. Under these rules, more than one person may be deemed beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which such person has no economic interest. The information contained in the following table is not necessarily indicative of beneficial ownership for any other purpose, and the inclusion of any shares in the table does not constitute an admission of beneficial ownership of those shares. Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to applicable community property laws.

The following table also provides the maximum number of shares of our common stock that may be offered by the selling stockholders pursuant to this prospectus and the number of shares of our common stock that will be beneficially owned by the selling stockholders after such an offering, assuming the sale of all of the offered shares. The selling stockholders reserve the right to accept or reject, in whole or in part, any proposed sale of shares. The selling stockholders may also offer and sell less than the number of shares indicated or no shares. The selling stockholders are not making any representation that any shares covered by this prospectus will or will not be offered for sale. Information about each selling stockholder may change over time.

	Shares Beneficially Owned Prior to this Offering						Total Shares of Common Stock Offered Hereby		Shares Beneficially Owned Following this Offering
Name of Beneficial Owner	Shares		%		% of Total Voting Power		Shares		Shares	%		% of Total Voting Power
Named Executive Officers:
Mark Walsh	3,469,800	(1)	2.20		2.20		5,568,163	(2)	0		*		*
Michael Maher	22,430	(1)		*		*	257,779	(2)	0		*		*
Jubran Tanious	952,745	(1)		*		*	1,512,688	(2)	0		*		*
Richard Medway	658,950	(1)		*		*	1,019,410	(2)	0		*		*
Mindy Geisser	589,833	(1)		*		*	847,216	(2)	0		*		*
5% or Greater Stockholders:
Funds, investment vehicles or accounts managed or advised by Ares Management LLC or its affiliates(3)	134,659,188		85.52		85.52		134,659,188		0		*		*

*	Represents beneficial ownership of less than 1%.
(1)	Consists of shares that may be acquired on exercise of stock options and restricted stock units.
(2)

Consist of shares that may be acquired on exercise of stock options and restricted stock units, including stock options and restricted stock units that will vest more than 60 days after the date of this prospectus.

(3)

Includes 132,148,565 shares held by Ares Corporate Opportunities Fund V, L.P. (“ACOF V”), ASSF IV AIV B Holdings III, L.P. (“ASSF IV AIV Holdings”), ASSF IV AIV B, L.P. (“ASSF IV AIV”) and ASOF Holdings I, L.P. (“ASOF Holdings I”). Ares Partners Holdco LLC (“Ares Partners”) is the sole member of each of Ares Voting LLC and Ares Management GP LLC, which are respectively the holders of the Class B and Class C common stock of Ares Management Corporation (“Ares Management”), which common stock allows them, collectively, to generally have the majority of the votes on any matter submitted to the stockholders of Ares Management if certain conditions are met. Ares Management is the sole member of Ares Holdco LLC, which is the general partner of Ares Management Holdings L.P., which is the sole member of Ares Management LLC, which is: (i) the sole member of ACOF Investment Management LLC, which is the manager of ACOF V; (ii) the general partner of ASSF Operating Manager IV, L.P., which is the manager of each of ASSF IV AIV Holdings and ASSF IV AIV; and (iii) the sole member of ASOF Investment Management LLC, which is the manager of ASOF Holdings I. We refer to all of the foregoing entities collectively as the Ares Entities. Accordingly, each of the Ares Entities may be deemed to share beneficial ownership of the securities reported herein, but each disclaims any such beneficial ownership of securities not held of record by them. Ares Partners is managed by a board of managers, which is composed of Michael J Arougheti, R. Kipp deVeer, David B. Kaplan, Antony P. Ressler and Bennett Rosenthal (collectively, the “Board Members”). Mr. Ressler generally has veto authority over Board Members’ decisions. Each of these individuals disclaims beneficial ownership of the securities that may be deemed to be beneficially owned by Ares Partners. Also includes 2,510,623 shares held by an account managed by ASSF Operating Manager IV, L.P. with respect to which the Ares Entities may be deemed to have shared voting or dispositive power with the owner of such account. The address of each Ares Entity is 1800 Avenue of the Stars, Suite 1400, Los Angeles, California 90067.

Material Relationships with Selling Stockholders

We use the term “Ares Funds” to describe certain funds, investment vehicles or accounts managed or advised by Ares Management LLC or its affiliates that hold our voting stock. The Ares Funds control a majority of the voting power of our outstanding voting stock. The Ares Funds are parties to the Amended and Restated Stockholders Agreement between the Ares Funds and the Company, dated as of July 3, 2023 (the “Stockholders Agreement”), and the Registration Rights Agreement between the Ares Funds and the Company, dated as of July 3, 2023 (the “Registration Rights Agreement”), each of which provides the Ares Funds with certain governance and other rights. For more information on each of these agreements, please refer to the descriptions of these agreements found in our filings, which are incorporated herein by reference. As long as the Ares Funds beneficially own a majority of our outstanding common stock, they will be able to control all matters requiring stockholder approval, including the election of directors, amendment of our certificate of incorporation and certain corporate transactions.

The registration statement on Form S-3 of which this prospectus is a part was filed as a result of the exercise of demand registration rights by the Ares Funds pursuant to the Registration Rights Agreement. The Registration Rights Agreement sets forth our obligation to reimburse certain expenses that are incurred by the Ares Funds that are selling stockholders. The selling stockholders will pay any underwriting discounts, selling commissions and stock transfer taxes applicable to the sale of the shares of common stock. We will pay all other costs, fees and expenses incurred in effecting the registration of the shares covered by this prospectus, including, without limitation, all registration and filing fees, the listing fees of the NYSE and fees and expenses of our counsel, counsel for the selling stockholders and our independent registered public accountants.

DESCRIPTION OF CAPITAL STOCK

The following summary descriptions of the Company’s capital stock is qualified in its entirety by reference to the Amended and Restated Certificate of Incorporation of the Company (the “Certificate”) and the Bylaws of the Company (the “Bylaws”), each of which are incorporated by reference in this prospectus. We encourage you to read our Certificate, our Bylaws, and the applicable provisions of the Delaware General Business Corporation Law (the “DGCL”) carefully.

Authorized Capital Stock

The Company’s authorized capital stock consists of 900,000,000 shares of capital stock, of which 800,000,000 shares are common stock, $0.000001 par value per share, and 100,000,000 shares are preferred stock, $0.000001 par value per share. All outstanding shares of our common stock are fully paid and nonassessable.

As of May 8, 2025, there were 157,441,963 shares of our common stock outstanding, held of record by stockholders. No shares of our preferred stock are designated, issued or outstanding.

Description of Common Stock

Voting Rights

Each share of our common stock entitles its holder to one vote per share on all matters to be voted upon by the stockholders. There is no cumulative voting, which means that a holder or group of holders of a majority of the shares of our common stock can elect all of our directors.

Dividend Rights

The holders of our common stock are entitled to receive dividends when and as declared by our board of directors from legally available sources, subject to the prior rights of the holders of our preferred stock, if any.

Preemptive or Similar Rights

Our common stock is not entitled to preemptive rights. The rights of the holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of our preferred stock that our board of directors may designate and issue in the future.

Liquidation Rights

Upon our liquidation, dissolution or winding-up, the assets legally available for distribution to our stockholders would be distributable ratably among the holders of our common stock and any participating preferred stock outstanding at that time after payment of liquidation preferences, if any, on any outstanding shares of preferred stock and payment of claims of creditors.

Preferred Stock

Our board of directors is authorized to issue up to 100,000,000 shares of our preferred stock in one or more series, to establish from time to time the number of shares to be included in each series, to fix the designation, powers, preferences and rights of the shares of each series and any qualifications, limitations or restrictions thereof, in each case without further action by our stockholders. Subject to the terms of any series of preferred stock so designated, our board of directors is also authorized to increase or decrease the number of shares of any series of preferred stock, but not below the number of shares of that series then outstanding. Our board of directors may authorize the issuance of preferred stock with voting or conversion or other rights that could adversely affect the voting power or other rights of the holders of our common stock.

Anti-takeover Statute

Our Certificate includes a provision that restricts us from engaging in any business combination with an interested stockholder for three years following the date that person becomes an interested stockholder. These restrictions do not apply to any business combination involving the Ares Funds, any of their affiliates, their respective direct and indirect transferees, or any of their respective affiliates, controlled portfolio companies or successors on the one hand, and us, on the other.

Additionally, we are able to enter into a business combination with an interested stockholder if:

•

before that person became an interested stockholder, our board of directors approved the transaction in which the interested stockholder became an interested stockholder or approved the business combination;

•

upon consummation of the transaction that resulted in the interested stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) stock held by directors who are also officers of our company and by employee stock plans that do not provide employees with the right to determine confidentially whether shares held under the plan will be tendered in a tender or exchange offer; or

•

following the transaction in which that person became an interested stockholder, the business combination is approved by our board of directors and authorized at a meeting of stockholders by the affirmative vote of the holders of at least 66 2/3% of our outstanding voting stock not owned by the interested stockholder.

In general, a “business combination” is defined to include mergers, asset sales and other transactions resulting in financial benefit to a stockholder and an “interested stockholder” is any person who, together with affiliates and associates, is the owner of 15% or more of our outstanding voting stock or is our affiliate or associate and was the owner of 15% or more of our outstanding voting stock at any time within the three-year period immediately before the date of determination. Under our Certificate, an “interested stockholder” generally does not include the Ares Funds or any affiliate of the Ares Funds, their respective direct and indirect transferees or any of their respective affiliates, controlled portfolio companies or successors.

Other Provisions of our Certificate and Bylaws

Action by written consent; special meetings of stockholders

Our Certificate provides that, from and after the time when the Ares Funds (or their affiliates) cease to beneficially own at least 40% of the shares of our outstanding common stock, which time we refer to as the “Trigger Date”, our stockholders may not act by written consent, which may lengthen the amount of time required to take stockholder actions. As a result, following the Trigger Date, a holder controlling a majority of our common stock would not be able to amend our Bylaws or remove directors without holding a meeting of our stockholders called in accordance with our Bylaws. In addition, our Certificate provides that, from and after the Trigger Date, special meetings of the stockholders may be called only by the chairperson of our board of directors, our Chief Executive Officer or our board of directors.

Advance notice procedures

Our Bylaws include advance notice procedures with respect to stockholder proposals and stockholder nomination of candidates for election as directors.

Board classification

Our Certificate provides for a board of directors comprised of three classes of directors, with each class serving a three-year term beginning and ending in different years than those of the other two classes. Only one class of directors will be elected at each annual meeting of our stockholders, with the other classes continuing for the remainder of their respective three-year terms.

Removal of directors; vacancies

From and after the Trigger Date, directors may only be removed for cause by the affirmative vote of at least two-thirds of the voting power of our outstanding common stock. Prior to the Trigger Date, directors may be removed with or without cause by the affirmative vote of at least a majority of the voting power of our outstanding common stock. Except in the case of a vacancy arising with respect to a director designated by the Ares Funds where they continue to have a right of designation pursuant to the Stockholders Agreement, our board of directors has the sole power to fill any vacancy on our board of directors, whether such vacancy occurs as a result of an increase in the number of directors or otherwise.

Amendment of Certificate and Bylaw Provisions

Subject to the terms of the Stockholders Agreement, following the Trigger Date, the amendment of certain of the provisions of our Certificate requires approval by holders of at least two-thirds of the voting power of our outstanding common stock. Subject to the terms of the Stockholders Agreement, our Certificate provides that our board of directors may from time to time adopt, amend, alter or repeal our Bylaws without stockholder approval. Subject to the terms of the Stockholders Agreement, the stockholders may adopt, amend, alter or repeal our Bylaws by the affirmative vote of a majority of the voting power of our outstanding common stock (other than certain specified Bylaws which, following the Trigger Date, will require the affirmative vote of two-thirds of our outstanding common stock).

In addition, the Stockholders Agreement provides that, for so long as the Ares Funds own at least 30% of the outstanding shares of our common stock, certain significant corporate actions will require the prior written consent of the Ares Funds, subject to certain exceptions. If the Ares Funds own less than 5% of the outstanding shares of our common stock, such action will not be subject to the approval of the Ares Funds and the shares of common stock owned by the Ares Funds will be excluded in calculating the 30% threshold.

Corporate Opportunity

Our Certificate provides that, to the fullest extent permitted by law, the doctrine of “corporate opportunity” does not apply against the Ares Funds (or their affiliates), any of our non-employee directors or any of their respective affiliates in a manner that would prohibit them from investing in competing businesses.

Choice of Forum

Our Certificate provides that unless we consent to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall, to the fullest extent permitted by law, be the sole and exclusive forum for any (i) derivative action or proceeding brought on behalf of us, (ii) action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers, employees or stockholders to us or our stockholders, creditors, or other constituents, (iii) action asserting a claim arising out of or relating to any provision of the DGCL or our Certificate or our Bylaws (as either may be amended and/or restated from time to time), or (iv) action asserting a claim against us or any of our directors or officers that is governed by the internal affairs doctrine; provided, that, if the Court of Chancery of the State of Delaware does not have jurisdiction, such action may be brought in another state court sitting in the State of Delaware, or if no state court of the State of Delaware has jurisdiction, the federal district court for the District of Delaware, unless we consent in writing to the selection of an alternative forum. Additionally, our Certificate states that the foregoing provision does not apply to claims arising under the Securities Act, the Exchange Act or other federal securities laws for which there is exclusive federal or concurrent federal and state jurisdiction. Unless we consent in writing to the selection of an alternative forum, the federal district courts of the United States of America are the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act, the Exchange Act or such other federal securities law. The exclusive forum provisions may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or any of our directors, officers or stockholders, which may discourage lawsuits with respect to such claims. Our stockholders will not be deemed to have waived our compliance with the federal securities laws and the rules and regulations thereunder as a result of our exclusive forum provisions.

Limitations of Liability, Indemnification and Advancement

Our Certificate and Bylaws provide that we will indemnify and advance expenses to our directors and officers, and may indemnify and advance expenses to our employees and other agents, to the fullest extent permitted by Delaware law, which prohibits our Certificate from limiting the liability of our directors for the following:

•	any breach of the director’s duty of loyalty to us or to our stockholders;

•	acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

•	unlawful payment of dividends or unlawful stock repurchases or redemptions; and

•	any transaction from which the director derived an improper personal benefit.

If Delaware law is amended to authorize corporate action further eliminating or limiting the personal liability of a director, then the liability of our directors will be eliminated or limited to the fullest extent permitted by Delaware law, as so amended. Our Certificate does not eliminate a director’s duty of care and, in appropriate circumstances, equitable remedies, such as injunctive or other forms of non-monetary relief, remain available under Delaware law. This provision also does not affect a director’s responsibilities under any other laws, such as the federal securities laws or other state or federal laws. Under our Certificate and Bylaws, we are also empowered to purchase insurance on behalf of any person whom we are required or permitted to indemnify.

In addition to the indemnification and advancement of expenses required in our Certificate and Bylaws, we have entered into indemnification agreements with each of our current directors and executive officers. These agreements provide for the indemnification of, and the advancement of expenses to, such persons for all reasonable expenses and liabilities, including attorneys’ fees, judgments, fines and settlement amounts, incurred in connection with any action or proceeding brought against them by reason of the fact that they are or were serving in such capacity.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Equiniti Trust Company, LLC. The transfer agent’s address is 48 Wall Street, Floor 23, New York, New York 10005, Attention: Legal Department.

Listing

Our common stock is listed on the NYSE under the symbol “SVV.”

PLAN OF DISTRIBUTION

The selling stockholders may offer and sell shares of common stock in any one or more of the following ways:

•	to or through underwriters, brokers or dealers;

•	directly to one or more other purchasers;

•

through a block trade in which the broker or dealer engaged to handle the block trade will attempt to sell shares of common stock as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	through agents on a best-efforts basis; or

•	otherwise through a combination of any of the above methods of sale.

In addition, the selling stockholders may enter into option, share lending or other types of transactions that require such selling stockholders to deliver shares of common stock to an underwriter, broker or dealer, who will then resell or transfer the shares of common stock under this prospectus. The selling stockholders may also enter into hedging transactions with respect to the securities of such selling stockholders. For example, the selling stockholders may:

•	enter into transactions involving short sales of the shares of common stock by underwriters, brokers or dealers;

•	sell shares of common stock short and deliver the shares to close out short positions;

•

enter into option or other types of transactions that require the selling stockholders to deliver shares of common stock to an underwriter, broker or dealer, who will then resell or transfer the shares of common stock under this prospectus; or

•	loan or pledge the shares of common stock to an underwriter, broker or dealer, who may sell the loaned shares or, in the event of default, sell the pledged shares.

Any selling stockholder will act independently of the Company in making decisions with respect to the timing manner and size of each sale of shares of common stock covered by this prospectus.

The selling stockholders may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions, including sales deemed to be an at-the-market offering as defined in Rule 415 promulgated under the Securities Act, which includes sales made directly on or through the NYSE, the existing trading market for our shares of common stock, or sales made to or through a market maker other than on an exchange. In connection with those derivatives, the third parties may sell shares of common stock covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use shares of common stock pledged by such selling stockholders or borrowed from such selling stockholders or others to settle those sales or to close out any related open borrowings of stock, and may use shares of common stock received from such selling stockholders in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, the selling stockholders may otherwise loan or pledge shares of common stock to a financial institution or other third party that in turn may sell the shares of common stock short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in the securities of such selling stockholders or in connection with a concurrent offering of other securities.

In addition, a selling stockholder that is an entity may elect to make a pro rata in-kind distribution of common stock to its members, partners or stockholders or purchase or redeem interests held in such entity by its members, partners or stockholders in exchange for common stock, in each case pursuant to the registration statement of which this prospectus is a part by delivering a prospectus with a plan of distribution. Such members, partners or stockholders (unless our affiliate) would thereby receive freely tradeable shares of common stock pursuant to the distribution. To the extent a distributee is an affiliate of ours (or to the extent otherwise required by law), we may file a prospectus supplement in order to permit the distributees to use the prospectus to resell the shares of common stock acquired in the distribution.

Shares of common stock may also be exchanged for satisfaction of selling stockholders’ obligations or other liabilities to their creditors. Such transactions may or may not involve brokers or dealers.

Each time the selling stockholders sell shares of common stock under this prospectus, the selling stockholders will provide a prospectus supplement that will name any underwriter, dealer or agent involved in the offer and sale of the shares of common stock. The prospectus supplement will also set forth the terms of the offering, including:

•	the purchase price of the shares of common stock and the proceeds such selling stockholders will receive from the sale of the shares of common stock;

•	any underwriting discounts and other items constituting underwriters’ compensation;

•	any public offering or purchase price and any discounts or commissions allowed or re-allowed or paid to dealers;

•	any commissions allowed or paid to agents;

•	any securities exchanges on which the shares of common stock may be listed;

•	the method of distribution of the shares of common stock;

•	the terms of any agreement, arrangement or understanding entered into with the underwriters, brokers or dealers; and

•	any other information we think is important.

If underwriters or dealers are used in the sale, the shares of common stock will be acquired by the underwriters or dealers for their own account. The shares of common stock may be sold from time to time by the selling stockholders in one or more transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices;

•	at varying prices determined at the time of sale; or

•	at negotiated prices.

Such sales may be effected:

•	in transactions on any national securities exchange or quotation service on which the shares of common stock may be listed or quoted at the time of sale;

•	in transactions in the over-the-counter market;

•

in block transactions in which the broker or dealer so engaged will attempt to sell the shares of common stock as agent but may position and resell a portion of the block as principal to facilitate the transaction, or in crosses, in which the same broker acts as an agent on both sides of the trade;

•	through the writing of options; or

•	through other types of transactions.

The shares of common stock may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more of such firms. Unless otherwise set forth in the applicable prospectus supplement, the obligations of underwriters or dealers to purchase the shares of common stock offered will be subject to certain conditions precedent and the underwriters or dealers will be obligated to purchase all the offered shares of common stock if any are purchased. Any public offering price and any discount or concession allowed or re-allowed or paid by underwriters or dealers to other dealers may be changed from time to time.

The selling stockholders might not sell any shares of common stock under this prospectus. In addition, any shares of common stock covered by this prospectus that qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus.

The shares of common stock may be sold directly by the selling stockholders, or through agents designated by such selling stockholders from time to time. Any agent involved in the offer or sale of the shares of common stock in respect of which this prospectus is delivered will be named, and any commissions payable by such selling stockholders to such agent will be set forth in, the applicable prospectus supplement. Unless otherwise indicated in the applicable prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

Offers to purchase the shares of common stock offered by this prospectus may be solicited, and sales of the shares of common stock may be made, by the selling stockholders directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the shares of common stock. The terms of any offer made in this manner will be included in the prospectus supplement relating to the offer.

If indicated in the applicable prospectus supplement, underwriters, dealers or agents will be authorized to solicit offers by certain institutional investors to purchase shares of common stock from the selling stockholders pursuant to contracts providing for payment and delivery at a future date. Institutional investors with which these contracts may be made include, among others:

•	commercial and savings banks;

•	insurance companies;

•	pension funds;

•	investment companies; and

•	educational and charitable institutions.

In all cases, these purchasers must be approved by such selling stockholders. Unless otherwise set forth in the applicable prospectus supplement, the obligations of any purchaser under any of these contracts will not be subject to any conditions except that (a) the purchase of the shares of common stock must not at the time of delivery be prohibited under the laws of any jurisdiction to which that purchaser is subject, and (b) if the shares of common stock are also being sold to underwriters, the selling stockholders must have sold to these underwriters the shares of common stock not subject to delayed delivery. Underwriters and other agents will not have any responsibility in respect of the validity or performance of these contracts.

Some of the underwriters, dealers or agents used by the selling stockholders in any offering of shares of common stock under this prospectus may be customers of, engage in transactions with, and perform services for us and/or such selling stockholders, as applicable, or affiliates of ours and/or such selling stockholders, as applicable, in the ordinary course of business. Underwriters, dealers, agents and other persons may be entitled under agreements which may be entered into with us and/or selling stockholders to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act, and to be reimbursed by us and/or such selling stockholders for certain expenses.

Any selling stockholder may be deemed to be an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act.

Any shares of common stock initially sold outside the United States may be resold in the United States through underwriters, dealers or otherwise.

Any underwriters to which offered shares of common stock are sold by the selling stockholders for public offering and sale may make a market in such shares of common stock, but those underwriters will not be obligated to do so and may discontinue any market making at any time.

The anticipated date of delivery of the shares of common stock offered by this prospectus will be described in the applicable prospectus supplement relating to the offering.

If underwriters or dealers are used in the sale of common stock, until the distribution of the common stock is completed, rules of the SEC may limit the ability of any underwriters to bid for and purchase our common stock. As an exception to these rules, representatives of any underwriters are permitted to engage in transactions that stabilize the price of our common stock. These transactions may consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of such common stock. If the underwriters create a short position in our common stock in connection with an offering (that is, if they sell more shares of common stock than are set forth on the cover page of this prospectus) the representatives of the underwriters may reduce that short position by purchasing such common stock in the open market. We make no representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our common stock. In addition, we make no representation that the representatives of any underwriters will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

To comply with the securities laws of some states, if applicable, the shares of common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the shares of common stock may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

LEGAL MATTERS

Certain legal matters in connection with the offered shares of common stock will be passed upon for us by Paul, Weiss, Rifkind, Wharton & Garrison LLP, New York, New York.

EXPERTS

The consolidated balance sheets of Savers Value Village, Inc. as of December 28, 2024 and December 30, 2023, the related consolidated statements of operations and comprehensive income, stockholders’ equity and cash flows for the fiscal years ended December 28, 2024, December 30, 2023, and December 31, 2022 and the related notes, and management’s assessment of the effectiveness of internal control over financial reporting as of December 28, 2024 have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The audit report on the effectiveness of internal control over financial reporting as of December 28, 2024, expresses an opinion that Savers Value Village, Inc. did not maintain effective internal control over financial reporting as of December 28, 2024 because of the effect of a material weakness on the achievement of the objectives of the control criteria and contains an explanatory paragraph that states “There were ineffective information technology general controls (“ITGCs”) in the areas of user access and program change-management over certain information technology (“IT”) systems that support the Company’s financial reporting processes. These control deficiencies were a result of: IT control processes lacked sufficient documentation; insufficient training and accountability of certain individuals with IT expertise; and inadequate risk-assessment processes to identify and assess changes in IT environments and controls that could impact internal control over financial reporting. As a result, process level automated controls that are dependent on the affected IT environment and manual controls that rely on system-generated data or reports from the affected IT environment were ineffective because they could have been adversely impacted.”

The information in this prospectus supplement is not complete and may be changed. This prospectus supplement and the accompanying prospectus are part of an effective registration statement filed with the Securities and Exchange Commission. This prospectus supplement and the accompanying prospectus are not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, dated May 13, 2025

PROSPECTUS SUPPLEMENT

(To Prospectus dated May 13, 2025)

15,000,000 Shares

Savers Value Village, Inc.

Common Stock

Certain funds, investment vehicles or accounts managed or advised by Ares Management LLC or its affiliates (the “Ares selling stockholders”) and Mark Walsh, the chief executive officer and a director (together with the Ares selling stockholders, the “selling stockholders”) of Savers Value Village, Inc., a Delaware corporation (the “Company,” “Savers,” “we,” “us,” and “our”) are offering 15,000,000 shares of our common stock, par value $0.000001 per share (our “common stock”). We are not selling any shares of common stock, and we will not receive any proceeds from the sale of shares in this offering by the selling stockholders. Our common stock is listed on the New York Stock Exchange (the “NYSE”) under the symbol “SVV.” The last reported sale price per share of our common stock on May 12, 2025 was $11.30 per share.

We intend to purchase from the underwriters $20.0 million of the shares of our common stock offered in this offering, at a price per share equal to the price per share to be paid by the underwriters to the selling stockholders (the “Concurrent Share Repurchase”). Assuming a price of $11.30 per share, the last reported sale price per share of our common stock on the NYSE on May 12, 2025, we would repurchase 1,769,912 shares of our common stock from the underwriters in the Concurrent Share Repurchase. The underwriters will not receive any compensation for the shares of our common stock being repurchased by us. See “Concurrent Share Repurchase.”

After giving effect to this offering and the Concurrent Share Repurchase, the Ares Funds (as defined below) will hold approximately 76.89% of our outstanding common stock (or 75.45% if the underwriters exercise their option to purchase additional shares in full). Accordingly, we expect to continue to be a “controlled company” as defined in the corporate governance rules of the NYSE and will remain exempt from certain corporate governance requirements of those rules.

Investing in our common stock involves risks. See “Risk Factors” beginning on page S-6 of this prospectus supplement and in the documents incorporated by reference in this prospectus supplement.

	Per share	Total
Price to the public(1)	$	$
Underwriting discounts and commissions(2)	$	$
Proceeds, before expenses, to the selling stockholders	$	$

(1)

The    shares of common stock that we repurchase from the underwriters in the Concurrent Share Repurchase will be purchased at a price per share equal to the price per share to be paid by the underwriters to the selling stockholders.

(2)

See “Underwriting” for additional information regarding underwriting compensation. The underwriters will not receive any discount or commission on the    shares of our common stock we repurchase from the underwriters in the Concurrent Share Repurchase.

The Ares selling stockholders have granted the underwriters a 30-day option to purchase up to 2,250,000 additional shares at the public offering price, less the underwriting discount.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus are truthful or complete. Any representation to the contrary is a criminal offense.

The underwriters expect to deliver the shares on or about    , 2025.

J.P. Morgan	Jefferies	Goldman Sachs & Co. LLC	UBS Investment Bank

The date of this prospectus supplement is    , 2025.

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document consists of two parts. The first part is this prospectus supplement, which contains specific information about the selling stockholders and the terms on which the selling stockholders are offering and selling shares of our common stock. The second part is the accompanying prospectus, which gives more general information, some of which may not apply to this offering.

To the extent there is a conflict between the information contained in this prospectus supplement and the information contained in the accompanying prospectus or any document incorporated by reference herein or therein filed prior to the date of this prospectus supplement, you should rely on the information in this prospectus supplement.

To understand the terms of the securities offered by this prospectus supplement, you should carefully read this prospectus supplement and the accompanying prospectus. You should also read the documents referred to under the heading “Where You Can Find More Information” for information regarding us and the business conducted by us.

This prospectus supplement and the accompanying prospectus are part of a registration statement on Form S-3 that we have filed with the U.S. Securities and Exchange Commission (the “SEC”) using a “shelf” registration process.

THE SECURITIES OFFERED HEREBY HAVE NOT BEEN RECOMMENDED BY ANY UNITED STATES FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Neither we, the selling stockholders, nor the underwriters have authorized anyone to provide any information or to make any representations other than those contained in this prospectus supplement, the accompanying prospectus or the documents incorporated by reference in this prospectus supplement or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We, the selling stockholders and the underwriters take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. The selling stockholders are offering to sell, and seeking offers to buy, shares of common stock only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference in this prospectus supplement is accurate only as of the date of this prospectus supplement, regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or of any sale of common stock.

You should rely only on the information contained in this prospectus supplement, the accompanying prospectus and the information incorporated by reference in this prospectus supplement. No dealer, salesperson or other person is authorized to give information that is not contained in this prospectus supplement, the accompanying prospectus and the information incorporated by reference in this prospectus supplement. This prospectus supplement is not an offer to sell nor is it seeking an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

For investors outside the United States: Neither we, the selling stockholders, nor any of the underwriters have done anything that would permit this offering or the possession or distribution of this prospectus supplement and the accompanying prospectus in any jurisdiction where action for those purposes is required, other than in the United States. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about, and observe any restrictions relating to, this offering of common stock and the distribution of this prospectus supplement and the accompanying prospectus outside the United States.

S-ii

CERTAIN TRADEMARKS

This prospectus supplement and the accompanying prospectus include trademarks and service marks owned by us, including “Savers®,” “Value Village®,” “Unique®,” “Unique Thrift Store®,” “2nd Ave®,” “2nd Ave Value Stores®,” “Village des ValeursMD,” “FUNDrive®,” “Super Savers Club®,” “GreenDrop®,” “Thrift Proud®,” and “Rethink Reuse®.” This prospectus supplement and the accompanying prospectus also contain trademarks, trade names and service marks of other companies, which are the property of their respective owners. Solely for convenience, trademarks, trade names and service marks referred to in this prospectus supplement and the accompanying prospectus may appear without the ®, ™, MD or SM symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the right of the applicable licensor to these trademarks, trade names and service marks. We do not intend our use or display of other parties’ trademarks, trade names or service marks to imply, and such use or display should not be construed to imply, a relationship with, or endorsement or sponsorship of us by, these other parties.

S-iii

INCORPORATION BY REFERENCE

In this prospectus supplement, we “incorporate by reference” certain information that is filed with the SEC, which means that we can disclose important information to you by referring you to that information. The information we incorporate by reference is an important part of this prospectus supplement and the accompanying prospectus, and later information that we file with the SEC will automatically update and supersede this information. The following documents have been filed by us with the SEC and are incorporated by reference into this prospectus supplement and the accompanying prospectus:

•	Our Annual Report on Form 10-K for the fiscal year ended December 28, 2024, filed with the SEC on February 21, 2025 (the “2024 Annual Report”);

•	Our Quarterly Report on Form 10-Q for the quarter ended March 29, 2025, filed with the SEC on May 2, 2025 (the “Q1 2025 Quarterly Report”);

•	Portions of our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 21, 2025 that are incorporated by reference into Part III of our 2024 Annual Report;

•	Our Current Report on Form 8-K filed with the SEC on January 15, 2025; and

•

The description of our common stock set forth in our registration statement filed on Form 8-A pursuant to Section 12 of the Exchange Act with the SEC on June  28, 2023, as updated by Exhibit 4.4 to the 2024 Annual Report and any amendments or reports filed for the purpose of updating that description.

All documents and reports that we file with the SEC (other than any portion of such filings that are furnished under applicable SEC rules rather than filed) under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of this prospectus supplement until the completion of the offering under this prospectus supplement shall be deemed to be incorporated in this prospectus supplement and the accompanying prospectus by reference.

We make available through the “Investors” section at https://ir.savers.com/, free of charge, these materials as soon as reasonably practicable after they are electronically filed with or furnished to the SEC. Information contained on, or that can be accessed through, our website is not incorporated by reference in this prospectus supplement or the accompanying prospectus, and you should not consider information on our website to be part of this prospectus supplement or the accompanying prospectus.

We will provide without charge to each person to whom a copy of this prospectus supplement and the accompanying prospectus have been delivered, a copy of any and all of these filings. You may obtain a copy of these filings from the SEC as described under “Where You Can Find More Information” or by writing to or telephoning us at:

Investor Relations

11400 S.E. 6th Street, Suite 125

Bellevue, WA 98004

208-661-9639

e-mail: investors@savers.com

S-iv

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 with respect to the shares of common stock being sold in this offering. This prospectus supplement and the accompanying prospectus constitute a part of that registration statement. This prospectus supplement and the accompanying prospectus do not contain all the information set forth in the registration statement and the exhibits and schedules to the registration statement, because some parts have been omitted in accordance with the rules and regulations of the SEC. For further information with respect to us and our shares of common stock being sold in this offering, you should refer to the registration statement and the exhibits and schedules filed as part of the registration statement. Statements contained in this prospectus supplement and the accompanying prospectus regarding the contents of any agreement, contract or other document referred to are not necessarily complete; reference is made in each instance to the copy of the contract or document filed as an exhibit to the registration statement. Each statement is qualified by reference to the exhibit.

You may inspect and obtain these reports and other information without charge at the website maintained by the SEC. The address of this website is www.sec.gov.

S-v

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and the accompanying prospectus contain forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 and are made in reliance on the safe harbor protections provided thereunder. Forward-looking statements can be identified by words such as “could,” “may,” “might,” “will,” “likely,” “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects,” “continues,” “projects” or the negative of these terms or other comparable terminology. In particular, statements about the markets in which we operate, including competition, growth and trends in our markets and industry; our strategies, outcomes and prospects; our expectations, beliefs, plans, objectives, assumptions; and future events or performance made in the sections titled “Risk Factors” and “Business” in our 2024 Annual Report and described in our Q1 2025 Quarterly Report and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our 2024 Annual Report and Q1 2025 Quarterly Report, each of which are incorporated by reference herein, are forward-looking statements.

Forward-looking statements are based on our current expectations and assumptions. Because forward-looking statements relate to the future, by their nature, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. As a result, the Company’s actual results may differ materially from those contemplated by the forward-looking statements. Some of the factors that could cause actual results to differ materially from those expressed or implied by the forward-looking statements include:

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the impact on both the supply and demand for our products caused by general economic conditions, such as the macroeconomic pressures in Canada and/or the U.S., and changes in consumer confidence and spending;

•	our ability to anticipate consumer demand and to source and process a sufficient quantity of quality secondhand items at attractive prices on a recurring basis;

•	risks related to attracting new, and retaining existing customers, including by increasing acceptance of secondhand items among new and growing customer demographics;

•	risks associated with our status as a “brick and mortar” only retailer and our lack of operations in the growing online retail marketplace;

•	our failure to open new profitable stores or successfully enter new markets on a timely basis or at all;

•

risks associated with conducting business internationally, including challenges related to serving customers that are international manufacturers and suppliers, such as transportation and shipping complexities, regulatory risks in foreign jurisdictions (particularly in Canada, where we maintain extensive operations), and foreign exchange rate fluctuations, which we may not be able to fully hedge;

•	the loss of, or disruption or interruption in the operations of, our centralized processing centers and other offsite processing locations;

•	risks associated with litigation, the expense of defense, and the potential for adverse outcomes;

•	our failure to properly hire and to retain key personnel and other qualified personnel or to manage labor costs;

•	risks associated with the timely and effective deployment, protection, and defense of our computer networks and other electronic systems, including e-mail;

•	changes in government regulations, procedures and requirements;

•	our ability to maintain an effective system of internal controls and produce timely and accurate financial statements or comply with applicable regulations;

•	risks associated with heightened geopolitical instability due to the conflicts in the Middle East and Eastern Europe;

•	the outbreak of viruses or widespread illness, such as the COVID-19 pandemic, natural disasters or other highly disruptive events and regulatory responses thereto; and

S-vi

•

other factors set forth under the heading “Risk Factors” in our 2024 Annual Report, which is incorporated by reference into this prospectus, and those discussed in other documents we file with the SEC.

These risks are not exhaustive. Other sections of this prospectus include additional factors that could adversely affect our business and financial performance.

Any forward-looking statement made by us in this prospectus supplement and the accompanying prospectus speak only as of the date on which it is made, and while we believe that information forms a reasonable basis for such statements, that information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. Moreover, factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We are not under any obligation (and we specifically disclaim any such obligation) to update or alter these forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

S-vii

PROSPECTUS SUMMARY

The following summary contains selected information about us and about this offering that is contained elsewhere in this prospectus supplement, the accompanying prospectus or the documents that are incorporated by reference herein. It does not contain all of the information that is important to you and your investment decision. Before you make an investment decision, you should review this entire prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein, including the sections entitled “Risk Factors” in this prospectus supplement, the accompanying prospectus and in our 2024 Annual Report. Some of the statements in the following summary constitute forward-looking statements. See “Special Note Regarding Forward-Looking Statements.”

Company Overview

We are the largest for-profit thrift operator in the United States (“U.S.”) and Canada based on number of stores. With approximately 22,700 team members, we operate a total of 353 stores under the Savers®, Value Village®, Value Village Boutique™, Village des ValeursMD, Unique® and 2nd Ave.® banners. As of March 29, 2025, we had 172 stores in the U.S., 166 stores in Canada and 15 stores in Australia.

Our Mission

Our mission is to champion reuse and inspire a future where secondhand is second nature.

From the thrill of the hunt to the joy of decluttering, we help communities harness the power of pre-loved stuff to keep reusable items around for years to come.

Who We Are

We are committed to redefining secondhand shopping by providing one-of-a-kind, low-priced merchandise ranging from quality clothing to home goods in an exciting treasure-hunt shopping environment. We purchase secondhand textiles (e.g., clothing, bedding and bath items), shoes, accessories, housewares, books and other goods from our non-profit partners (“NPPs”). We then process, select, price, merchandise and sell these items in our stores. Items that are unsuited for or unsold at retail stores are marketed to wholesale customers who reuse or repurpose the items they purchase from us. We believe our hyper-local and socially responsible procurement model, industry-leading and innovative operations, differentiated value proposition and deep relationships with our customers distinguish us from other secondhand and value-based retailers.

We offer a dynamic, ever-changing selection of items, with an average unit retail price of approximately $5. We have a highly engaged customer base, with approximately 6.0 million active loyalty program members in the U.S. and Canada who shopped with us during the twelve months ended March 29, 2025, driving 72.6% of retail sales during that period. Our business model is rooted in sustainability and contributing to the communities we serve, with a mission to positively impact our stakeholders—thrifters, NPPs and their donors, our team members and our stockholders. As a leader and pioneer of the for-profit thrift category, we seek to positively impact the environment by reducing waste and extending the life of reusable goods. The vast majority of the clothing and textiles we source is sold to our retail or wholesale customers.

We have innovated and invested in the development of significant operational expertise in order to integrate the three highly-complex parts of thrift operations—supply and processing, retail, and sales to wholesale markets. Our business model enables us to provide value to our NPPs and our customers, while driving attractive profitability and cash flow.

For a description of our business, financial condition, results of operations and other important information regarding us, see our filings with the SEC incorporated by reference in this prospectus. For instructions on how to find copies of the filings incorporated by reference in this prospectus, see “Where You Can Find More Information.”

Concurrent Share Repurchase

We regularly evaluate alternatives to deliver value to our stockholders and optimize our capital structure.

We intend to purchase from the underwriters $20.0 million of the shares of our common stock offered in this offering, at a price per share equal to the price per share to be paid by the underwriters to the selling stockholders. Assuming a repurchase price of $11.30 per share, the last reported sale price per share of our common stock on the NYSE on May 12, 2025, we would purchase 1,769,912 shares of our common stock from the underwriters in the Concurrent Share Repurchase.

The terms and conditions of the Concurrent Share Repurchase were reviewed and approved by an independent committee of our board of directors, with the input of independent counsel. The Concurrent Share Repurchase will be funded from our existing cash on hand and is not part of our existing share repurchase program authorized on November 9, 2023. The underwriters will not receive any compensation for the shares being repurchased by us. See “Concurrent Share Repurchase.”

Ares

Ares Management Corporation (NYSE: ARES) (“Ares”) is a leading global alternative investment manager offering clients complementary primary and secondary investment solutions across the credit, private equity, real estate and infrastructure asset classes. Ares seeks to provide flexible capital to support businesses and create value for its stakeholders and within its communities. By collaborating across its investment groups, Ares aims to generate consistent and attractive investment returns throughout market cycles. As of March 31, 2025, Ares’ global platform had approximately $546 billion of assets under management, with approximately 4,100 employees operating across North America, South America, Europe, Asia Pacific and the Middle East. We use the term “Ares Funds” to describe certain funds, investment vehicles or accounts managed or advised by Ares Management LLC or its affiliates that hold our voting stock.

Prior to this offering, the Ares Funds indirectly owned approximately 85.52% of our outstanding shares of common stock. After giving effect to this offering and the Concurrent Share Repurchase, the Ares Funds will hold approximately 76.89% of our outstanding common stock (or 75.45% if the underwriters exercise their option to purchase additional shares in full).

The Ares Funds have significant power to control our affairs and policies, including with respect to the election of directors (and through the election of directors, the appointment of management). For a description of certain potential conflicts between the Ares Funds and our other stockholders, see “Risk Factors—Risks Relating to this Offering and Ownership of Our Common Stock—The continuing control after this offering of our company, including the right to designate individuals to be included in the slate of nominees for election to our board of directors, by the Ares Funds, whose interests may conflict with our interests and those of other stockholders. As such, the Ares Funds may be able to continue to influence or control our affairs and policies following the completion of this offering.” For a description of the Ares Funds’ ownership interests in us and their rights with respect to such ownership interests, including the right to designate individuals to be included in the slate of nominees for election to our board of directors, see “Selling Stockholders” in this prospectus supplement and the accompanying prospectus and “Description of Capital Stock” in the accompanying prospectus.

Corporate Information

Our principal executive office is located at 11400 S.E. 6th Street, Suite 125, Bellevue, WA 98004. Our website address is www.savers.com. Information contained on, or that can be accessed through, our website is not part of and is not incorporated by reference into this prospectus supplement or the accompanying prospectus, and you should not consider information on our website to be part of this prospectus supplement and the accompanying prospectus.

THE OFFERING

Common stock offered by the selling stockholders	15,000,000 shares (or 17,250,000 shares if the underwriters exercise their option to purchase additional shares in full as described below).

Concurrent Share Repurchase	We intend to purchase from the underwriters $20.0 million of the shares of our common stock offered in this offering, at a price per share equal to the price per share to be paid by the underwriters to the selling stockholders. Assuming a repurchase price of $11.30 per share, the last reported sale price per share of our common stock on the NYSE on May 12, 2025, we would purchase 1,769,912 shares of our common stock from the underwriters in the Concurrent Share Repurchase.

The terms and conditions of the Concurrent Share Repurchase were reviewed and approved by an independent committee of our board of directors, with the input of independent counsel. The Concurrent Share Repurchase will be funded from our existing cash on hand and is not part of our existing share repurchase program authorized on November 9, 2023. The underwriters will not receive any compensation for the shares being repurchased by us in the Concurrent Share Repurchase. See “Concurrent Share Repurchase.”

Common stock to be outstanding after this offering and the Concurrent Share Repurchase	155,672,051 shares (assuming, as it pertains to the Concurrent Share Repurchase, a repurchase price of $11.30 per share, the last reported sale price per share of our common stock on the NYSE on May 12, 2025, and we repurchase 1,769,912 shares in the Concurrent Share Repurchase).

Option to purchase additional shares of common stock	The Ares selling stockholders have granted the underwriters the right to purchase an additional 2,250,000 shares of common stock within 30 days from the date of this prospectus supplement.

Use of proceeds	The selling stockholders are offering all of the shares of our common stock being sold in this offering, including any shares that may be sold in connection with the exercise of the underwriters’ option to purchase additional shares, and will receive all of the proceeds from the sale of shares of our common stock in this offering. We are not selling any shares of our common stock in this offering and we will not receive any proceeds from the sale of shares of our common stock by the selling stockholders in this offering.

The Registration Rights Agreement (as defined below) sets forth our obligation to reimburse certain expenses that are incurred by the Ares selling stockholders. The selling stockholders will pay any underwriting discounts, selling commissions and stock transfer taxes applicable to the sale of the shares of common stock. We will pay all remaining fees, costs and expenses.

Voting rights	One vote per share.

Dividend policy	We do not anticipate paying any cash dividends after this offering. Any future determination relating to dividend policy will be made at the discretion of our board of directors and will depend on a number of factors, including restrictions in our current and future debt instruments, our future earnings, capital requirements, financial condition, future prospects, and applicable Delaware law, which provides that dividends are only payable out of surplus or current net profits. See “Dividend Policy.”

Risk factors	See “Risk Factors” beginning on page S-6 and the other information included and incorporated by reference in this prospectus supplement and the accompanying prospectus for a discussion of factors you should carefully consider before deciding to invest in our common stock.

Controlled company	After giving effect to this offering and the Concurrent Share Repurchase, the Ares Funds will hold approximately 76.89% of our outstanding common stock (or 75.45% if the underwriters exercise their option to purchase additional shares in full). Accordingly, we expect to continue to be a “Controlled Company” as defined in the corporate governance rules of the NYSE and will remain exempt from certain corporate governance requirements of those rules. See “Risk Factors—Risks Relating to this Offering and Ownership of Our Common Stock.”

Ticker symbol	“SVV.”

The number of shares of our common stock to be outstanding after this offering and the Concurrent Share Repurchase is based on 157,441,963 shares of our common stock outstanding as of May 8, 2025, and excludes 28,502,021 shares of our common stock reserved for future issuance upon exercise of outstanding stock options under our 2019 Management Incentive Plan and Omnibus Incentive Plan, consisting of 7,552,682 shares subject to time-based options issued with a weighted average exercise price of $7.08 per share, 7,195,746 shares subject to performance-based options issued with a weighted average exercise price of $2.11 per share, 2,031,424 shares subject to time-based restricted stock units with a weighted average grant date fair value of $11.85 per share and 11,772,169 shares available for future issuance under our Omnibus Incentive Plan.

RISK FACTORS

A description of the risks and uncertainties associated with our business is set forth below. You should carefully consider the risks and uncertainties described below, together with all of the other information in this prospectus supplement, the accompanying prospectus, our 2024 Annual Report and our Q1 2025 Quarterly Report, including the sections titled “Risk Factors” in this prospectus supplement, the accompanying prospectus and our 2024 Annual Report and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our 2024 Annual Report and our Q1 2025 Quarterly Report and our consolidated financial statements and the related notes thereto, each of which is incorporated by reference herein, before making a decision to invest in our common stock. Our business, results of operations, financial condition, and prospects could also be harmed by risks and uncertainties not currently known to us or that we currently do not believe to be material. If any of the risks actually occur, our business, results of operations, financial condition and prospects could be harmed. In that event, the market price of our common stock could decline, and you could lose part or all of your investment.

Risks Relating to this Offering and Ownership of Our Common Stock

The stock price of our common stock may be volatile or may decline regardless of our operating performance and you may not be able to resell shares of our common stock at or above the price paid, or at all.

If you purchase shares of common stock in this offering, you may not be able to resell those shares at or above the public offering price or at all.

Since our initial public offering, the trading price of our common stock has fluctuated, from as low as $6.62 per share to as high as $26.18 per share.

The market price of our common stock may continue to fluctuate or decline significantly in response to numerous factors, many of which are beyond our control, including:

•	actual or anticipated fluctuations in our revenues or other operating results;

•	variations between our actual operating results and the expectations of securities analysts, investors and the financial community;

•

any forward-looking financial or operating information we may provide to the public or securities analysts, any changes in this information or our failure to meet expectations based on this information;

•

actions of securities analysts who initiate or maintain coverage of us, changes in financial estimates by any securities analysts who follow us or our failure to meet these estimates or the expectations of investors;

•

limited “public float” (due in part to our status as a controlled company) in the hands of a smaller number of persons whose sales or lack of sales could result in positive or negative pricing pressure on the market price for our common stock;

•

additional shares of common stock being sold into the market by us or our existing stockholders, or the anticipation of such sales, including if existing stockholders sell shares into the market when the applicable “lock-up” periods end;

•	announcements by us or our competitors of significant products or features, innovations, acquisitions, strategic partnerships, joint ventures, capital commitments, divestitures or other dispositions;

•	loss of relationships with significant suppliers or customers;

•	changes in operating performance and stock market valuations of companies in our industry, including our competitors;

•	difficulties in integrating any new acquisitions we may make;

•	loss of services from members of management or employees or difficulty in recruiting additional employees;

•	worsening of economic conditions in the U.S. or Canada and reduction in demand for our products;

•	price and volume fluctuations in the overall stock market, including as a result of general economic trends;

•	the existence of the share repurchase program and any repurchases made or not made under such program, or the modification, suspension or termination of the program;

•	lawsuits threatened or filed against us, or events that negatively impact our reputation; and

•	developments in new legislation and pending lawsuits or regulatory actions, including interim or final rulings by judicial or regulatory bodies.

In addition, extreme price and volume fluctuations in the stock markets have affected and continue to affect the stock prices of many companies. Often, their stock prices have fluctuated in ways unrelated or disproportionate to their operating performance. In the past, stockholders have filed securities class action litigation against companies following periods of market volatility. Such securities litigation, if instituted against us, could subject us to substantial costs, divert resources and the attention of management from our business and seriously harm our business.

Future sales of our common stock and other actions by existing stockholders could cause our stock price to decline.

If our existing stockholders, including employees, who have or obtain equity, sell or indicate an intention to sell, substantial amounts of our common stock in the public market after the lock-up and other legal restrictions on resale discussed in this prospectus supplement lapse, the trading price of our common stock could decline. Subject to certain exceptions described under “Underwriting,” we and the selling stockholders will enter into agreements with the underwriters under which we and they will agree, subject to certain exceptions, not to dispose of any shares of common stock, any options or warrants to purchase any shares of common stock or any securities convertible into or exchangeable for or that represent the right to receive shares of common stock during the period from the date of this prospectus supplement continuing through the date 75 days after the date of this prospectus supplement. When the lock up period in these agreements expires, we and the selling stockholders will be able to sell shares in the public market. In addition, J.P. Morgan Securities LLC and Jefferies LLC may release all or some portion of the shares subject to the lock up agreements prior to the expiration of the lock-up period. Sales of a substantial number of such shares, or the perception that such sales may occur, upon the expiration or early release of the securities subject to the lock up agreements could cause the price of our common stock to decline or make it more difficult for you to sell your common stock at a time and price that you deem appropriate. In addition, the Ares Funds have demand and “piggy-back” registration rights with respect to our common stock that they will retain following this offering.

We currently do not intend to pay dividends on our common stock, our indebtedness could limit our ability to pay dividends on our common stock and we cannot guarantee that our share repurchase program will be fully consummated or that it will enhance long-term shareholder value.

We currently do not anticipate paying any cash dividends after this offering. In addition, the terms of our indebtedness limit our ability to pay dividends or make other distributions on or to repurchase or redeem shares of our capital stock. Consequently, your only opportunity to achieve a return on your investment in our company may be if the market price of our common stock appreciates and you sell your shares at a profit. There is no guarantee that the price of our common stock that will prevail in the market after this offering will ever exceed the price that you pay. For more information, see “Dividend Policy.” We cannot be sure that we will pay dividends in the future or continue to pay dividends if we do commence paying dividends.

In addition, we announced on November 9, 2023 the authorization of a share repurchase program of up to $50.0 million of the Company’s common stock. Under the program, we may purchase shares from time to time in compliance with applicable securities laws, that may include Securities Act Rule 10b-18. As of March 29, 2025, we had $6.4 million remaining under the share repurchase program. The program is currently set to expire on November 8, 2025. The Concurrent Share Repurchase will be funded from our existing cash on hand and is not part of our existing share repurchase program. Although our Board of Directors has authorized the share repurchase program, we are not obligated to repurchase any specific dollar amount or to acquire any specific number of shares under the program. In addition, the share repurchase program may be suspended, modified, or terminated at any time without prior notice, which may result in a decrease in the price of our common stock. The amount, timing, and execution of our share repurchase program will be based upon a variety of factors, including the share price of our common stock, general market conditions, alternative uses for capital, our financial performance, and other considerations. Any repurchases made under the share repurchase program will be funded by available cash and cash equivalents. Even if the share repurchase program is fully implemented, it may not enhance long-term stockholder value, and the program could affect the price of our common stock, increase volatility, further limit our “public float” and diminish our cash reserves.

If securities or industry analysts either do not publish research about us or publish inaccurate or unfavorable research about us, our business or our market, if they adversely change their recommendations regarding our common stock or if our operating results do not meet their expectations or any financial guidance we may provide, the trading price or trading volume of our common stock could decline.

The trading market for our common stock is influenced in part by the research and reports that securities or industry analysts may publish about us, our business, our market or our competitors. If one or more of the analysts initiate research with an unfavorable rating or downgrade our common stock, provide a more favorable recommendation regarding our competitors or publish inaccurate or unfavorable research about our business, our common stock price would likely decline. If one or more analysts who may cover us were to cease coverage of us or fail to regularly publish reports on us, we could lose visibility in the financial markets, which in turn could cause the trading price or trading volume of our common stock to decline.

In addition, if we do not meet any financial guidance that we may provide to the public or if we do not meet expectations of securities analysts or investors, the trading price of our common stock could decline significantly. Our operating results may fluctuate significantly from period to period as a result of changes in a variety of factors affecting us or our industry, many of which are difficult to predict. As a result, we may experience challenges in forecasting our operating results for future periods.

Future issuances or sales of our common stock could cause our stock price to decline, result in significant dilution to our stockholders or dilute the voting power of our common stock.

Future issuances of our common stock could result in dilution to existing holders of our common stock. Such issuances, or the perception that such issuances may occur, could depress the market price of our common stock. We may issue additional equity securities from time to time, including equity securities that could have rights senior to those of our common stock. As a result, purchasers of shares of common stock in this offering bear the risk that future issuances of equity securities may reduce the value of their shares and dilute their ownership interests. Also, to the extent outstanding stock-based awards are issued or become vested, there will be further dilution to the holders of our common stock.

Our reliance on dividends, distributions and other payments from our subsidiaries to meet our obligations.

We are a holding company that does not conduct any business operations of our own. As a result, we are dependent upon cash distributions and other transfers from our subsidiaries to meet our obligations. Each of our subsidiaries is a distinct legal entity, and under certain circumstances legal and contractual restrictions may limit our ability to obtain cash from them. The deterioration of the earnings from, or other available assets of, our subsidiaries for any reason could impair their ability to make distributions to us.

The Ares Funds, whose interests may conflict with our interests and those of other stockholders, will continue to control our Company after this offering, including having the right to designate nominees for election to our board of directors, and may have interests that conflict with our interests and those of other stockholders. As such, the Ares Funds will be able to continue to influence or control our affairs and policies following the completion of this offering (including the Concurrent Share Repurchase).

Following this offering and the Concurrent Share Repurchase, the Ares Funds will beneficially own 76.89% of our common stock (or 75.45% if the underwriters exercise their option to purchase additional shares in full). Pursuant to that certain stockholders agreement entered into between the Ares Funds and us, dated as of July 3, 2023 (the “Stockholders Agreement”), for so long as the Ares Funds hold 5% or more of our outstanding common stock, they have the right to designate a certain number of individuals to be included in the slate of nominees for election to our board of directors and to designate a member of each committee of the board of directors. Further, for so long as the Ares Funds own 40% or more of our outstanding common stock, the Ares Funds can designate at least a majority of our board of directors.

Additionally, because our board of directors is divided into three staggered classes, the Ares Funds may be able to influence or control our affairs and policies for a period of time after such rights expire, while their nominees finish their terms as members of our board. Therefore, following the completion of this offering (including the Concurrent Share Repurchase) and for so long as the Ares Funds continue to own 40% or more of our common stock, individuals affiliated with the Ares Funds will have the power to elect a majority of our directors and will have effective control over the outcome of votes on all matters requiring approval by our board of directors or our stockholders regardless of whether other stockholders believe such matter is in our best interests. Even if such amount is less than 40%, the Ares Funds will continue to be able to substantially influence or effectively control our ability to enter into corporate transactions.

In addition, the Stockholders Agreement provides that, for so long as the Ares Funds own at least 30% of the outstanding shares of our common stock, certain significant corporate actions will require the prior written consent of the Ares Funds, subject to certain exceptions. These actions include, subject to certain exceptions:

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merging or consolidating with or into any other entity, or transferring all or substantially all of our assets, taken as a whole, to another entity, or undertaking any transaction that would constitute a “Change of Control” as defined in our debt agreements;

•	acquiring or disposing of assets, in a single transaction or a series of related transactions, or entering into joint ventures, in each case with a value in excess of $50.0 million;

•	incurring indebtedness in a single transaction or a series of related transactions in an aggregate principal amount in excess of $100.0 million;

•	issuing our or our subsidiaries’ equity other than pursuant to an equity compensation plan approved by our stockholders or a majority of the directors designated by the Ares Funds;

•	appointing and removing our chief executive officer;

•

entering into any transactions, agreements, arrangements or payments with any other person who owns greater than or equal to 10% of our common stock then outstanding that are material or involve aggregate payments or receipts in excess of $500,000;

•	amending, modifying or waiving any provision of our organizational documents in a manner that adversely affects the Ares Funds;

•	commencing any liquidation, dissolution or voluntary bankruptcy, administration, recapitalization or reorganization;

•	increasing or decreasing the size of our board of directors; and

•	entering into any agreement to do any of the foregoing.

The interests of the Ares Funds could conflict with or differ from our interests or the interests of our other stockholders. For example, the concentration of ownership held by the Ares Funds could delay, defer or prevent a change in control of our company or impede a merger, takeover or other business combination which may otherwise be favorable for us. Additionally, the Ares Funds are in the business of making investments in companies and may, from time to time, acquire and hold interests in or provide advice to businesses that compete directly or indirectly with us, or are suppliers or customers of ours. Any such investment may increase the potential for the conflicts of interest discussed in this risk factor.

Our status as a “Controlled Company” within the meaning of the NYSE rules exempts us from certain corporate governance requirements.

After giving effect to this offering and the Concurrent Share Repurchase, the Ares Funds will continue to control a majority of the voting power of our outstanding voting stock, and as a result we will remain a controlled company within the meaning of the NYSE corporate governance standards. Under the NYSE rules, a company of which more than 50% of the voting power is held by another person or group of persons acting together is a controlled company and may elect not to comply with certain corporate governance requirements, including the requirements that:

•	a majority of the board of directors consist of independent directors;

•	the nominating, governance and sustainability committee be composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities; and

•	the compensation committee be composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities.

We expect to continue to be a Controlled Company. As a result, we may not have a majority of independent directors and our nominating, governance and sustainability committee and compensation committee may not consist entirely of independent directors or be required to ratify other independence obligations. Accordingly, you may not have the same protections afforded to stockholders of companies that are subject to all of the corporate governance requirements of the NYSE.

Certain provisions in our certificate of incorporation and our bylaws may delay or prevent a change of control.

Our certificate of incorporation and bylaws contain provisions that could depress the trading price of our common stock by acting to discourage, delay or prevent a change of control of our company or changes in our management that our stockholders may deem advantageous. In particular, our certificate of incorporation and bylaws:

•	establish a classified board of directors so that not all members are elected at one time;

•

permit our board of directors to establish the number of directors and fill any vacancies (including vacancies resulting from an expansion in the size of our board of directors), except in the case of the vacancy of an Ares Funds-designated director (in which case the Ares Funds will be able to fill the vacancy);

•	establish limitations on the removal of directors;

•	authorize the issuance of “blank check” preferred stock that our board of directors could use to implement a stockholder rights plan;

•	provide that our board of directors is expressly authorized to make, alter or repeal our bylaws;

•	restrict the forum for certain litigation against us to Delaware;

•

provide that stockholders may not act by written consent following the time when the Ares Funds cease to beneficially own at least a majority of the shares of our outstanding common stock, which time we refer to as the “Trigger Date”, which would require stockholder action to be taken at an annual or special meeting of our stockholders;

•

prohibit stockholders from calling special meetings following the Trigger Date, which would delay the ability of our stockholders to force consideration of a proposal or to take action, including with respect to the removal of directors; and

•

establish advance notice requirements for nominations for election to our board of directors or for proposing matters that can be acted upon by stockholders at annual stockholder meetings, which may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of us.

Section 203 of the Delaware General Corporation Law, or the DGCL, prohibits a publicly held Delaware corporation from engaging in a business combination with an interested stockholder, generally a person, individually or together with any other interested stockholder, who owns or within the last three years has owned 15% of our voting stock, unless the business combination is approved in a prescribed manner. We have elected to opt out of Section 203 of the DGCL. While our certificate of incorporation contains a provision that is of similar effect, it exempts from its scope the Ares Funds, any of their affiliates and certain of their respective direct or indirect transferees as described under “Description of Capital Stock—Anti-Takeover Statute” in the accompanying prospectus.

Any provision of our certificate of incorporation, our bylaws or Delaware law that has the effect of delaying or deterring a change in control could limit the opportunity for our stockholders to receive a premium for their shares of common stock and could also affect the price that some investors are willing to pay for our common stock. The impact of these provisions may be intensified by other obligations, such as those found in our Stockholders Agreement. See “Description of Capital Stock—Anti-Takeover Statute” in the accompanying prospectus.

Our certificate of incorporation provides that the Court of Chancery of the State of Delaware will be the exclusive forum for certain litigation that may be initiated by our stockholders, which could limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers or employees.

Our certificate of incorporation provides that the Court of Chancery of the State of Delaware is the exclusive forum for the following types of actions or proceedings under Delaware statutory or common law:

•	any derivative action or proceeding brought on our behalf;

•	any action asserting a breach of fiduciary duty;

•	any action asserting a claim against us arising under the DGCL, our certificate of incorporation or our bylaws; and

•	any action asserting a claim against us that is governed by the internal-affairs doctrine.

This provision would not apply to suits brought to enforce a duty or liability created by the Exchange Act or any other claim for which the U.S. federal courts have exclusive jurisdiction. Any person or entity purchasing or otherwise acquiring any interest in shares of our capital stock will be deemed to have notice of, and consented to, the exclusive-forum provisions in our certificate of incorporation.

The exclusive-forum provisions also provide that, unless we consent in writing to the selection of an alternative forum, the federal district courts of the U.S. will be the exclusive forum for any complaint asserting a cause of action arising under the Securities Act. However, this provision is subject to final adjudication regarding its enforceability, the outcome of which is substantially uncertain. For example, the Court of Chancery of the State of Delaware has determined that a provision stating that federal district courts are the exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act is not enforceable. This decision may be reviewed and ultimately overturned by the Delaware Supreme Court. If a court were to find any of the exclusive-forum provisions in our certificate of incorporation to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving the dispute in other jurisdictions, which could seriously harm our business.

These exclusive-forum provisions may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or our directors, officers or employees, which may discourage lawsuits against us and our directors, officers and employees, although our stockholders will not be deemed to have waived our compliance with federal securities laws and the rules and regulations thereunder.

Our certificate of incorporation contains a provision renouncing our interest and expectancy in certain corporate opportunities.

Under our certificate of incorporation, neither the Ares Funds nor any of their affiliates or their respective portfolio companies or affiliated funds, nor any of their respective officers, directors, employees, agents, stockholders, members or partners will have any duty to refrain from engaging, directly or indirectly, in the same business activities, similar business activities, or lines of business in which we operate. In addition, our certificate of incorporation provides that, to the fullest extent permitted by law, no officer or director of ours who is also an officer, director, employee, agent, stockholder, member, partner or affiliate of the Ares Funds or their affiliates will be liable to us or our stockholders for breach of any fiduciary duty by reason of the fact that any such individual directs, or communicates information regarding, a corporate opportunity to the Ares Funds or their affiliates, instead of to us. For example, a director of our company who also serves as an officer, director, employee, agent, stockholder, member, partner or affiliate of the Ares Funds or their affiliates, or any of their respective portfolio companies or affiliated or managed funds, investment vehicles or accounts, may pursue the acquisition of a business that our company would also have been interested in purchasing. These potential conflicts of interest could have a material adverse effect on our business, financial condition, results of operations or prospects if attractive corporate opportunities are allocated by an Ares Fund to itself or to the Ares Funds’ affiliates or their respective portfolio companies or affiliated or managed funds, investment vehicles or accounts instead of to us. A description of our obligations related to corporate opportunities under our certificate of incorporation are more fully described in “Description of Capital Stock—Corporate Opportunity” in the accompanying prospectus.

CONCURRENT SHARE REPURCHASE

We intend to purchase from the underwriters $20.0 million of the shares of our common stock offered in this offering, at a price per share equal to the price per share to be paid by the underwriters to the selling stockholders. Assuming a repurchase price of $11.30 per share, the last reported sale price per share of our common stock on the NYSE on May 12, 2025, we would purchase 1,769,912 shares of our common stock from the underwriters in the Concurrent Share Repurchase. The terms and conditions of the Concurrent Share Repurchase were reviewed and approved by an independent committee of our board of directors, with the input of independent counsel. The Concurrent Share Repurchase will be funded from our existing cash on hand and is not part of our existing share repurchase program authorized on November 9, 2023. The underwriters will not receive any compensation for the shares being repurchased by us.

USE OF PROCEEDS

The selling stockholders are offering all of the shares of our common stock being sold in this offering, including any shares that may be sold in connection with the exercise of the underwriters’ option to purchase additional shares, and will receive all of the net proceeds from the sales of shares of our common stock being sold in this offering. See “Selling Stockholders.” We are not selling any shares of our common stock in this offering and we will not receive any proceeds from the sale of these shares. The Registration Rights Agreement sets forth our obligation to reimburse certain expenses that are incurred by the Ares selling stockholders. The selling stockholders will pay any underwriting discounts, selling commissions and stock transfer taxes applicable to the sale of the shares of common stock. We will pay all remaining fees, costs and expenses.

DIVIDEND POLICY

We do not anticipate paying any cash dividends after this offering. Instead, we anticipate that all of our earnings on our common stock in the foreseeable future will be used to repay debt, for working capital, to support our operations and to finance the growth and development of our business. We may also use cash on our balance sheet, cash generated from operations or proceeds from new borrowings, or any combination of these sources of liquidity and capital, to either pay for acquisitions or to conduct repurchases of our common stock under our share repurchase program, or both. Any future determination relating to dividend policy will be made at the discretion of our board of directors and will depend on a number of factors, including restrictions in our current and future debt instruments, our future earnings, capital requirements, financial condition, prospects, and applicable Delaware law, which provides that dividends are only payable out of surplus or current net profits.

As a holding company, our ability to pay dividends depends on our receipt of cash dividends from our operating subsidiaries. Our ability to pay dividends will therefore be restricted as a result of restrictions on their ability to pay dividends to us, including under the agreements governing our existing and any future indebtedness. See “Risk Factors—Risks Relating to this Offering and Ownership of Our Common Stock” in this prospectus supplement and “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources” in our 2024 Annual Report and our Q1 2025 Quarterly Report, each of which is incorporated by reference herein.

SELLING STOCKHOLDERS

The following table sets forth the beneficial ownership of our common stock by the selling stockholders (i) as of May 8, 2025 and (ii) immediately following this offering (including the Concurrent Share Repurchase), as adjusted to reflect the sale of shares of common stock by the selling stockholders.

The percentage ownership information shown in the table prior to this offering is based upon 157,441,963 shares of common stock outstanding as of May 8, 2025. The percentage ownership information shown in the table immediately following this offering is based upon 155,672,051 shares of our common stock outstanding after giving effect to the repurchase of 1,769,912 shares in the Concurrent Share Repurchase (assuming a repurchase price of $11.30 per share, the last reported sale price per share of our common stock on the NYSE on May 12, 2025).

We have determined beneficial ownership in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities, or have the right to acquire such powers within 60 days. Under these rules, more than one person may be deemed beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which such person has no economic interest. The information contained in the following table is not necessarily indicative of beneficial ownership for any other purpose, and the inclusion of any shares in the table does not constitute an admission of beneficial ownership of those shares. Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to applicable community property laws.

				Shares of Common Stock Offered Hereby		Shares Beneficially Owned Following this Offering and the Concurrent Share Repurchase
	Shares Beneficially Owned Prior to this Offering and the Concurrent Share Repurchase			Assuming No Exercise of the Underwriter’s Option	Assuming Full Exercise of the Underwriter’s Option	Assuming No Exercise of the Underwriter’s Option		Assuming Full Exercise of the Underwriter’s Option
Name of Beneficial Owner	Shares		%	Shares	Shares	Shares	%	Shares	%
Named Executive Officers:
Mark Walsh	3,469,800	(1)	2.20	40,000	40,000	3,429,800	2.20	3,429,800	2.20
5% or Greater Stockholders:
Funds, investment vehicles or accounts managed or advised by Ares Management LLC or its affiliates(2)	134,659,188		85.52	14,960,000	17,210,000	119,699,188	76.89	117,449,188	75.45

*	Represents beneficial ownership of less than 1%.
(1)	Consists of shares that may be acquired on exercise of stock options and restricted stock units.
(2)

Includes 132,148,565 shares held by Ares Corporate Opportunities Fund V, L.P. (“ACOF V”), ASSF IV AIV B Holdings III, L.P. (“ASSF IV AIV Holdings”), ASSF IV AIV B, L.P. (“ASSF IV AIV”) and ASOF Holdings I, L.P. (“ASOF Holdings I”). Ares Partners Holdco LLC (“Ares Partners”) is the sole member of each of Ares Voting LLC and Ares Management GP LLC, which are respectively the holders of the Class B and Class C common stock of Ares Management Corporation (“Ares Management”), which common stock allows them, collectively, to generally have the majority of the votes on any matter submitted to the stockholders of Ares Management if certain conditions are met. Ares Management is the sole member of

Ares Holdco LLC, which is the general partner of Ares Management Holdings L.P., which is the sole member of Ares Management LLC, which is: (i) the sole member of ACOF Investment Management LLC, which is the manager of ACOF V; (ii) the general partner of ASSF Operating Manager IV, L.P., which is the manager of each of ASSF IV AIV Holdings and ASSF IV AIV; and (iii) the sole member of ASOF Investment Management LLC, which is the manager of ASOF Holdings I. We refer to all of the foregoing entities collectively as the Ares Entities. Accordingly, each of the Ares Entities may be deemed to share beneficial ownership of the securities reported herein, but each disclaims any such beneficial ownership of securities not held of record by them. Ares Partners is managed by a board of managers, which is composed of Michael J Arougheti, R. Kipp deVeer, David B. Kaplan, Antony P. Ressler and Bennett Rosenthal (collectively, the “Board Members”). Mr. Ressler generally has veto authority over Board Members’ decisions. Each of these individuals disclaims beneficial ownership of the securities that may be deemed to be beneficially owned by Ares Partners. Also includes 2,510,623 shares held by an account managed by ASSF Operating Manager IV, L.P. with respect to which the Ares Entities may be deemed to have shared voting or dispositive power with the owner of such account. The address of each Ares Entity is 1800 Avenue of the Stars, Suite 1400, Los Angeles, California 90067.

Material Relationships with Selling Stockholders

The Ares Funds control a majority of the voting power of our outstanding voting stock. The Ares Funds are parties to the Stockholders Agreement, and the Registration Rights Agreement between the Ares Funds and the Company, dated as of July 3, 2023 (the “Registration Rights Agreement”), each of which provides the Ares Funds with certain governance and other rights. For more information on each of these agreements, please refer to the descriptions of these agreements found in our filings, which are incorporated herein by reference. As long as the Ares Funds beneficially own a majority of our outstanding common stock, they will be able to control all matters requiring stockholder approval, including the election of directors, amendment of our certificate of incorporation and certain corporate transactions.

The registration statement on Form S-3 of which this prospectus supplement is a part was filed as a result of the exercise of demand registration rights by the Ares selling stockholders pursuant to the Registration Rights Agreement. The Registration Rights Agreement sets forth our obligation to reimburse certain expenses that are incurred by the Ares selling stockholders. The selling stockholders will pay any underwriting discounts, selling commissions and stock transfer taxes applicable to the sale of the shares of common stock. We will pay all remaining fees, costs and expenses.

We intend to purchase from the underwriters $20.0 million of the shares of our common stock offered in this offering, at a price per share equal to the price per share to be paid by the underwriters to the selling stockholders. Assuming a repurchase price of $11.30 per share, the last reported sale price per share of our common stock on the NYSE on May 12, 2025, we would purchase 1,769,912 shares of our common stock from the underwriters in the Concurrent Share Repurchase. See “Concurrent Share Repurchase.”

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a discussion of material U.S. federal income tax considerations applicable to Non-U.S. Holders (as defined herein) with respect to the ownership and disposition of our common stock sold pursuant to this offering. The following discussion is based upon current provisions of the Internal Revenue Code of 1986, as amended (the “Code”), U.S. judicial decisions, administrative pronouncements and existing and proposed Treasury regulations, all as in effect as of the date hereof. All of the preceding authorities are subject to change at any time, possibly with retroactive effect, so as to result in U.S. federal income tax consequences different from those discussed below. We have not requested, and will not request, a ruling from the IRS with respect to any of the U.S. federal income tax consequences described below, and as a result there can be no assurance that the IRS will not disagree with or challenge any of the conclusions we have reached and describe herein.

This discussion only addresses beneficial owners of our common stock that hold such common stock as a capital asset within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all aspects of U.S. federal income taxation that may be important to a Non-U.S. Holder in light of such Non-U.S. Holder’s particular circumstances or that may be applicable to Non-U.S. Holders subject to special treatment under U.S. federal income tax law, including, for example, financial institutions; dealers in securities; traders in securities that elect mark-to-market treatment; insurance companies; tax-exempt entities; Non-U.S. Holders who acquire our common stock pursuant to the exercise of employee stock options or otherwise as compensation for their services; Non-U.S. Holders liable for any minimum tax; controlled foreign corporations; passive foreign investment companies; former citizens or former long-term residents of the United States; Non-U.S. Holders that hold our common stock as part of a hedge, straddle, constructive sale or conversion transaction; Non-U.S. Holders that participate in the Concurrent Share Repurchase; Non-U.S. Holders that are required to report income no later than when such income is reported in an “applicable financial statement”; and Non-U.S. Holders that are foreign governments and other entities that are eligible for the benefits of Section 892 of the Code. In addition, this discussion does not address U.S. federal tax laws other than those pertaining to U.S. federal income tax (such as U.S. federal estate or gift tax or the Medicare contribution tax on certain net investment income), nor does it address any aspects of U.S. state, local or non-U.S. taxes. Non-U.S. Holders are urged to consult with their tax advisors regarding the possible application of these taxes.

For purposes of this discussion, the term “Non-U.S. Holder” means a beneficial owner of our common stock that is an individual, corporation, estate or trust, other than:

•	an individual who is a citizen or resident of the United States, as determined for U.S. federal income tax purposes;

•

a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized in the United States or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate, the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or

•

a trust if: (i) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust; or (ii) it has a valid election in effect under applicable U.S. Treasury regulations to be treated as a domestic trust.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds shares of our common stock, the tax treatment of a person treated as a partner in such partnership generally will depend on the status of the partner and the activities of the partnership. Persons that, for U.S. federal income tax purposes, are treated as partners in a partnership holding shares of our common stock are urged to consult their tax advisors.

Prospective purchasers are urged to consult their tax advisors as to the particular consequences to them under U.S. federal, state and local and applicable foreign tax laws of the acquisition, ownership and disposition of our common stock.

Distributions

As described in the section entitled “Dividend Policy,” we do not anticipate declaring or paying dividends to holders of our common stock after this offering. However, if we do make distributions of cash or property in respect of our common stock, such distributions will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). Subject to the discussions below under “—U.S. Trade or Business Income,” “—Information Reporting and Backup Withholding” and “—FATCA,” you generally will be subject to U.S. federal withholding tax at a 30% rate, or at a reduced rate prescribed by an applicable income tax treaty (if you qualify for the benefits of such tax treaty), on any dividends received in respect of our common stock. If the amount of the distribution exceeds our current and accumulated earnings and profits, such excess first will be treated as a return of capital to the extent of your tax basis in our common stock and thereafter will be treated as capital gain. However, except to the extent that we elect (or the paying agent or other intermediary through which you hold your common stock elects) otherwise, we (or the intermediary) must generally withhold on the entire distribution, in which case you would be entitled to a refund from the IRS for the withholding tax on the portion of the distribution that exceeded our current and accumulated earnings and profits.

In order to obtain a reduced rate of U.S. federal withholding tax under an applicable income tax treaty, you will be required to provide a properly executed IRS Form W-8BEN or Form W-8BEN-E (or, in each case, a successor form) certifying your entitlement to benefits under the treaty. If you are eligible for a reduced rate of U.S. federal withholding tax under an income tax treaty but do not provide the documentation described in the preceding sentence, you may obtain a refund or credit of any excess amounts withheld by timely filing an appropriate claim for a refund with the IRS. You are urged to consult your tax advisor regarding your possible entitlement to benefits under an applicable income tax treaty.

Sale, Exchange or Other Taxable Disposition of Common Stock

Subject to the discussions below under “—U.S. Trade or Business Income,” “—Information Reporting and Backup Withholding” and “—FATCA,” you generally will not be subject to U.S. federal income or withholding tax in respect of any gain on a sale, exchange or other taxable disposition of our common stock unless:

•	the gain is U.S. trade or business income, in which case, such gain will be taxed as described in “—U.S. Trade or Business Income” below;

•

you are an individual who is present in the United States for 183 or more days in the taxable year of the disposition and certain other conditions are met, in which case you will be subject to U.S. federal income tax at a rate of 30% (or a reduced rate under an applicable income tax treaty) on the amount by which certain capital gains allocable to U.S. sources exceed certain capital losses allocable to U.S. sources; or

•

we are or have been a “United States real property holding corporation” (a “USRPHC”) under Section 897 of the Code at any time during the shorter of the five-year period ending on the date of the disposition and your holding period for the common stock, in which case, subject to the exception set forth in the second sentence of the next paragraph, such gain will be subject to U.S. federal income tax in the same manner as U.S. trade or business income discussed below.

In general, a corporation is a USRPHC if the fair market value of its “United States real property interests” (as defined in the Code) equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests and its other assets used or held for use in a trade or business. In the event that we are determined to be a

USRPHC, your gain on a sale, exchange or other taxable disposition of our common stock will not be subject to tax as U.S. trade or business income if your holdings (direct and indirect) at all times during the applicable period described in the third bullet point above constituted 5% or less of our common stock, provided that our common stock was regularly traded on an established securities market during such period. We believe that we are not currently, and we do not anticipate becoming in the future, a USRPHC for U.S. federal income tax purposes.

U.S. Trade or Business Income

For purposes of this discussion, your dividend income with respect to our common stock and gain on the sale, exchange or other taxable disposition of our common stock will be considered to be “U.S. trade or business income” if (A)(i) such income or gain is effectively connected with your conduct of a trade or business within the United States and (ii) if you are eligible for the benefits of an income tax treaty with the United States and such treaty so requires, such income or gain is attributable to a permanent establishment (or, if you are an individual, a fixed base) that you maintain in the United States or (B) with respect to gain, we are or have been a USRPHC at any time during the shorter of the five-year period ending on the date of the disposition of our common stock and your holding period for our common stock (subject to the 5% ownership exception set forth above in the second paragraph of “—Sale, Exchange or Other Taxable Disposition of Common Stock”). Generally, U.S. trade or business income is not subject to U.S. federal withholding tax (provided that you comply with applicable certification and disclosure requirements, including providing a properly executed IRS Form W-8ECI (or successor form)); instead, such income is subject to U.S. federal income tax on a net basis at regular U.S. federal income tax rates (generally in the same manner as a U.S. person). If you are a corporation, any U.S. trade or business income that you receive may also be subject to a “branch profits tax” at a 30% rate, or at a lower rate prescribed by an applicable income tax treaty.

Information Reporting and Backup Withholding

Any dividend income that is subject to U.S. federal withholding tax or that is exempt from such withholding pursuant to an income tax treaty must be annually reported to the IRS and to each Non-U.S. Holder. Copies of these information returns may also be made available under the provisions of a specific treaty or agreement to the tax authorities of the country in which a Non-U.S. Holder resides. Under certain circumstances, the Code imposes a backup withholding obligation on certain reportable payments. Dividends paid to you will generally be exempt from backup withholding if you provide a properly executed IRS Form W-8BEN, Form W-8BEN-E or W-8ECI (or, in each case, a successor form) or otherwise establish an exemption and the applicable withholding agent does not have actual knowledge or reason to know that you are a U.S. person or that the conditions of such other exemption are not, in fact, satisfied.

The payment of the proceeds from the disposition of our common stock to or through the U.S. office of any broker (U.S. or non-U.S.) will be subject to information reporting and possible backup withholding unless you certify as to your non-U.S. status under penalties of perjury or otherwise establish an exemption and the broker does not have actual knowledge or reason to know that you are a U.S. person or that the conditions of any other exemption are not, in fact, satisfied. The payment of proceeds from the disposition of our common stock to or through a non-U.S. office of a non-U.S. broker will not be subject to information reporting or backup withholding unless the non-U.S. broker has certain types of relationships with the United States (a “U.S. related financial intermediary”). In the case of the payment of proceeds from the disposition of our common stock to or through a non-U.S. office of a broker that is either a U.S. person or a U.S. related financial intermediary, the Treasury regulations require information reporting (but not backup withholding) on the payment unless the broker has documentary evidence in its files that the owner is not a U.S. person and the broker has no knowledge to the contrary. You are urged to consult your tax advisor regarding the application of information reporting and backup withholding in light of your particular circumstances.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to you will be refunded or credited against your U.S. federal income tax liability, if any, provided that the required information is timely furnished to the IRS.

FATCA

Pursuant to Section 1471 through 1474 of the Code, commonly referred to as the Foreign Account Tax Compliance Act (“FATCA”), foreign financial institutions (which include most foreign hedge funds, private equity funds, mutual funds, securitization vehicles and any other investment vehicles) and certain other foreign entities that do not otherwise qualify for an exemption must comply with information reporting rules with respect to their U.S. account holders and investors or be subject to a withholding tax on U.S. source payments made to them (whether received as a beneficial owner or as an intermediary for another party).

More specifically, a foreign financial institution or other foreign entity that does not comply with the FATCA reporting requirements or otherwise qualify for an exemption will generally be subject to a 30% withholding tax with respect to any “withholdable payments.” For this purpose, withholdable payments generally include U.S.-source payments otherwise subject to nonresident withholding tax (e.g., U.S.-source dividends) and, subject to the following two sentences, also include the entire gross proceeds from the sale of any equity instruments of U.S. issuers (such as our common stock). The U.S. Department of the Treasury has released proposed regulations which, if finalized in their present form, would eliminate the U.S. federal withholding tax applicable to the gross proceeds from a sale or disposition of equity instruments. In its preamble to the proposed regulations, the U.S. Department of the Treasury stated that taxpayers may generally rely on the proposed regulations until final regulations are issued. The FATCA withholding tax will apply even if the payment would otherwise not be subject to U.S. nonresident withholding tax. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules.

To avoid withholding imposed under FATCA, you may be required to provide us (or our withholding agents) with applicable tax forms or other information. You are urged to consult with your tax advisor regarding the effect, if any, of the FATCA provisions to you based on your particular circumstances.

UNDERWRITING

The selling stockholders are offering the shares of common stock described in this prospectus supplement through a number of underwriters. J.P. Morgan Securities LLC, Jefferies LLC, Goldman Sachs & Co. LLC and UBS Securities LLC are acting as joint book-running managers of the offering and as representatives of the underwriters (the “Representatives”). We and the selling stockholders have entered into an underwriting agreement with the underwriters. Subject to the terms and conditions of the underwriting agreement, the selling stockholders have agreed to sell to the underwriters, and each underwriter has severally agreed to purchase, the number of shares of common stock listed next to its name below, which includes shares subject to the Concurrent Share Repurchase. See “Concurrent Share Repurchase.”

Name	Number of shares of common stock
J.P. Morgan Securities LLC
Jefferies LLC
Goldman Sachs & Co. LLC
UBS Securities LLC

Total	15,000,000

The underwriters are committed to purchase all the common stock offered by the selling stockholders if they purchase any shares of common stock. The underwriting agreement also provides that if an underwriter defaults, the purchase commitments of non-defaulting underwriters may also be increased or the offering may be terminated.

The underwriters propose to offer the common stock that are not subject to the Concurrent Share Repurchase directly to the public at the offering price listed on the cover page of this prospectus supplement and to certain dealers at that price less a concession not in excess of $  per share. The offering of the shares by the underwriters is subject to receipt and acceptance subject to the underwriters’ right to reject any order in whole or in part. After the initial offering of the shares of common stock to the public, if all of the shares of common stock are not sold at the public offering price, the underwriters may change the offering price and the other selling terms. Sales of any shares of common stock made outside of the United States may be made by affiliates of the underwriters.

The underwriters have an option to buy up to 2,250,000 additional shares of common stock from the Ares selling stockholders to cover sales of common stock by the underwriters which exceed the number of shares of common stock specified in the table above. The underwriters have 30 days from the date of this prospectus supplement to exercise this option to purchase additional shares of common stock. If any shares of common stock are purchased with this option to purchase additional common stock, the underwriters will purchase common stock in approximately the same proportion as shown in the table above. If any additional shares of common stock are purchased, the underwriters will offer the additional shares of common stock on the same terms as those on which the shares of common stock that are not subject to the Concurrent Share Repurchase are being offered.

We intend to purchase from the underwriters $20.0 million of the shares of our common stock offered in this offering, at a price per share equal to the price per share to be paid by the underwriters to the selling stockholders. Assuming a price of $11.30 per share, the last reported sale price per share of our common stock on the NYSE on May 12, 2025, we would repurchase 1,769,912 shares of our common stock from the underwriters in the Concurrent Share Repurchase. See “Concurrent Share Repurchase.”

The underwriting fee is equal to the public offering price per share less the amount paid by the underwriters to the selling stockholders per share. The underwriting fee is $  per share. The following table shows the per share and total underwriting discounts and commissions to be paid to the underwriters assuming both no exercise and full exercise of the underwriters’ option to purchase additional shares of common stock. The underwriters will not receive any underwriting discount for the shares being repurchased by us pursuant to the Concurrent Share Repurchase.

Selling Stockholders
	No Exercise	Full Exercise
Per Share(1)	$	$
Total(1)	$	$

(1)	The underwriters will not receive any discount or commission on the shares of our common stock we repurchase from the underwriters in the Concurrent Share Repurchase.

We estimate that the total expenses of this offering, including registration, filing and listing fees, printing fees and legal and accounting expenses, but excluding the underwriting discounts and commissions, will be approximately $  . The underwriters have agreed to reimburse us for certain expenses incurred by us in connection with this offering. We have also agreed to reimburse the underwriters for certain of their expenses in an amount up to $  .

A prospectus in electronic format may be made available on the websites maintained by one or more underwriters, or selling group members, if any, participating in the offering. The underwriters may agree to allocate a number of shares of common stock to underwriters and selling group members for sale to their online brokerage account holders. Internet distributions will be allocated by the representatives to underwriters and selling group members that may make Internet distributions on the same basis as other allocations.

We have agreed that, for a period of 75 days after the date of this prospectus supplement, we will not (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, or submit to, or file with, the SEC a registration statement under the Securities Act relating to, any shares of our common stock or any securities convertible into or exercisable or exchangeable for our common stock, or publicly disclose the intention to undertake any of the foregoing, or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of our common stock or any such other securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of common stock or such other securities, in cash or otherwise, without the prior written consent of J.P. Morgan Securities LLC and Jefferies LLC, other than the shares of our common stock to be sold in this offering.

The restrictions described above do not apply to certain transactions, including (i) the issuance of shares of our common stock or securities convertible into or exercisable for shares of our common stock pursuant to the conversion or exchange of convertible or exchangeable securities or the exercise of warrants or options (including net exercise) or the settlement of RSUs (including net settlement), in each case outstanding on the date of the underwriting agreement and described in this prospectus supplement and the accompanying prospectus; (ii) grants of stock options, stock awards, restricted stock, RSUs, or other equity awards and the issuance of shares of our common stock or securities convertible into or exercisable or exchangeable for shares of our common stock (whether upon the exercise of stock options or otherwise) to our employees, officers, directors, advisors, or consultants pursuant to the terms of an equity compensation plan in effect as of the closing of this offering and described in this prospectus supplement and the accompanying prospectus, provided that such recipients enter into a lock-up agreement with the underwriters; (iii) the issuance of up to 10% of the outstanding shares of our common stock or securities convertible into, exercisable for, or which are otherwise exchangeable for shares of our common stock in acquisitions or other strategic transactions, provided that such recipients enter into a lock-up agreement with the underwriters; (iv) the facilitation of the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act, provided that such plan does not provide for the transfer of shares of our common stock during the 75-day period; (v) our filing of any registration statement on Form S-8 relating to securities granted or to be granted pursuant to any plan in effect on the date of the underwriting agreement and described in this prospectus supplement and the accompanying prospectus or any assumed benefit plan pursuant to an acquisition or similar strategic transaction; or (vi) the submission to the SEC of a draft registration statement under the Securities Act on a confidential basis pursuant to the rules of the SEC, provided that, with respect to this clause (vi), (a) no public filing with the SEC or any other public announcement may be made during the restricted period in relation to such registration, (b) J.P. Morgan Securities LLC and Jefferies LLC must have received prior written notice from the Company of such submission with the SEC during the restricted period at least seven business days prior to such submission, and (c) no securities of the Company may be sold, distributed or exchanged prior to the expiration of the restricted period.

The selling stockholders, our directors and executive officers (such persons, the “lock-up parties”) have entered into lock-up agreements with the underwriters prior to the commencement of this offering pursuant to which each lock-up party, with limited exceptions, for a period of 75 days after the date of this prospectus supplement (such period, the “restricted period”), may not (and may not cause any of their direct or indirect affiliates to), without the prior written consent of J.P. Morgan Securities LLC and Jefferies LLC, (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, any shares of our common stock or any securities convertible into or exercisable or exchangeable for our common stock (including, without limitation, common stock or such other securities which may be deemed to be beneficially owned by such lock-up parties in accordance with the rules and regulations of the SEC and securities which may be issued upon exercise of a stock option or warrant (collectively with the common stock, the “lock-up securities”)), (2) enter into any hedging, swap or other agreement or transaction that transfers, in whole or in part, any of the economic consequences of ownership of the lock-up securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of lock-up securities, in cash or otherwise, (3) make any demand for, or exercise any right with respect to, the registration of the shares of common stock or any such securities, or (4) publicly disclose the intention to do any of the foregoing. Such persons or entities have further acknowledged that these undertakings preclude them from engaging in any hedging or other transactions or arrangements (including, without limitation, any short sale or the purchase or sale of, or entry into, any put or call option, or combination thereof, forward, swap or any other derivative transaction or instrument, however described or defined) designed or intended, or which could reasonably be expected to lead to or result in, a sale or disposition or transfer (by any person or entity, whether or not a signatory to such agreement) of any economic consequences of ownership, in whole or in part, directly or indirectly, of any lock-up securities, whether any such transaction or arrangement (or instrument provided for thereunder) would be settled by delivery of lock-up securities, in cash or otherwise. The restrictions described in the immediately preceding paragraph and contained in the lock-up agreements between the underwriters and the lock-up parties do not apply, subject in certain cases to various conditions, to certain transactions, including (a) transfers of lock-up securities: (i) as bona fide gifts, charitable contributions or for bona fide estate planning purposes, (ii) by will or intestacy, (iii) to any trust for the direct or indirect benefit of the lock-up party or any immediate family member, (iv) to a partnership, limited liability company or other entity of which the lock-up party and its immediate family members are the legal and beneficial owner of all of the outstanding equity securities or similar interests, (v) to a nominee or custodian of a person or entity to whom a disposition or transfer would be permissible under clauses (i) through (iv), (vi) in the case of a corporation, partnership, limited liability company, trust or other business entity, (A) to another corporation, partnership, limited liability company, trust or other business entity that is an affiliate of the lock-up party, or to any investment fund account, portion of a fund or account, or other entity controlling, controlled by, managing or managed by or under common control with the lock-up party or its affiliates (including, for the avoidance of doubt, where the lock-up party is a partnership, to its general partner or a successor partnership or fund, or any other funds, accounts or portions of funds or accounts managed by such partnership) or (B) as part of a distribution to partners, members, shareholders or other equity holders of the lock-up party; (vii) by operation of law, such as pursuant to a qualified domestic order, divorce settlement, divorce decree or separation agreement, (viii) to us from an employee upon death, disability or termination of employment of such employee, (ix) as part of a sale of lock-up securities acquired in open market transactions after the completion of this offering, (x) to us in connection with the vesting, settlement or exercise of restricted stock units, options, warrants or other rights to purchase shares of our common stock (including “net” or “cashless” exercise), including for the payment of exercise price and tax and remittance payments due as a result of the vesting, settlement, or exercise of such restricted stock units, options, warrants or rights, provided that any such shares of common stock received upon such exercise, vesting or settlement shall be subject to the restriction in the immediately preceding paragraph, and provided further that any such restricted stock units, options, warrants or rights are held by the undersigned pursuant to an agreement or equity awards granted under a stock incentive plan or other equity award plan, (xi) pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction approved by our board of directors and made to all stockholders involving a change in control, provided that if such transaction is not completed, all such lock-up securities would remain subject to the restrictions in the immediately preceding paragraph, (xii) pursuant a 10b5-1 trading plan in existence as of the date of this prospectus supplement, provided that any report or filing under the Exchange Act in connection with such transfers during the 75-day period shall include a statement to the effect that such transfers were made under a trading plan pursuant to Rule 10b5-1 under the Exchange Act; or (xiii) with the prior written consent of J.P. Morgan Securities LLC and Jefferies LLC; (b) exercise of the options, settlement of RSUs or other equity awards, or the exercise of warrants granted pursuant to plans described in this prospectus supplement and the accompanying prospectus, provided that any lock-up securities received upon such exercise, vesting or settlement would be subject to restrictions similar to those in the immediately preceding paragraph; (c) the conversion of outstanding preferred stock, warrants to acquire preferred stock, or convertible securities into shares of our common stock or warrants to acquire shares of our common stock, provided that any common stock or warrant received upon such conversion would be subject to restrictions similar to those in the immediately preceding paragraph; (d) the establishment or termination by lock-up parties of trading plans pursuant to Rule 10b5-1 under the Exchange Act, provided that (1) such plans do not provide for the transfer of lock-up securities during the restricted period and (2) to the extent a public announcement, report or filing under the Exchange Act, if any, is required or voluntarily made by or on behalf of a lock-up party or the Company regarding the establishment or termination of such plan, such announcement, report or filing shall include a statement to the effect that no transfer, sale or other disposition of common stock of the Company may be made under such plan during the restricted period; (e) make any demand or requests for, exercise any right with respect to, or take any action in preparation of the registration by the Company under the Securities Act of the lock-up party’s common stock or other securities, provided that (i) no public filing with the SEC or any other public announcement may be made during the restricted period in relation to such registration, (ii) J.P. Morgan Securities LLC and Jefferies LLC must have received prior written notice from the Company and/or the undersigned of a confidential submission of a registration statement with the SEC during the restricted period at least three business days prior to such submission, and (iii) no common stock or other securities of the Company may be sold, distributed or exchanged prior to the expiration of the restricted period; and (f) sell the securities to be sold by the lock-up parties pursuant to the terms of the underwriting agreement.

J.P. Morgan Securities LLC and Jefferies LLC, may release the securities subject to any of the lock-up agreements with the underwriters described above, in whole or in part at any time.

We and the selling stockholders have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

Our common stock is listed/quoted on the NYSE under the symbol “SVV.”

In connection with this offering, the underwriters may engage in stabilizing transactions, which involves making bids for, purchasing and selling shares of common stock in the open market for the purpose of preventing or retarding a decline in the market price of the common stock while this offering is in progress. These stabilizing transactions may include making short sales of common stock, which involves the sale by the underwriters of a greater number of shares of common stock than they are required to purchase in this offering, and purchasing shares of common stock on the open market to cover positions created by short sales. Short sales may be “covered” shorts, which are short positions in an amount not greater than the underwriters’ option to purchase additional shares of common stock referred to above, or may be “naked” shorts, which are short positions in excess of that amount. The underwriters may close out any covered short position either by exercising their option to purchase additional shares of common stock, in whole or in part, or by purchasing shares of common stock in the open market. In making this determination, the underwriters will consider, among other things, the price of shares of common stock available for purchase in the open market compared to the price at which the underwriters may purchase shares of common stock through the option to purchase additional shares of common stock. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the common stock in the open market that could adversely affect investors who purchase in this offering. To the extent that the underwriters create a naked short position, they will purchase shares of common stock in the open market to cover the position.

The underwriters have advised us that, pursuant to Regulation M of the Securities Act of 1933, they may also engage in other activities that stabilize, maintain or otherwise affect the price of the common stock, including the imposition of penalty bids. This means that if the representatives of the underwriters purchase common stock in the open market in stabilizing transactions or to cover short sales, the representatives can require the underwriters that sold those shares of common stock as part of this offering to repay the underwriting discount received by them.

These activities may have the effect of raising or maintaining the market price of the common stock or preventing or retarding a decline in the market price of the common stock, and, as a result, the price of the common stock may be higher than the price that otherwise might exist in the open market. If the underwriters commence these activities, they may discontinue them at any time. The underwriters may carry out these transactions on the NYSE, in the over-the-counter market or otherwise.

Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus supplement in any jurisdiction where action for that purpose is required. The securities offered by this prospectus supplement may not be offered or sold, directly or indirectly, nor may this prospectus supplement and the accompanying prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus supplement and the accompanying prospectus come are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus supplement and the accompanying prospectus. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus supplement and the accompanying prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

Certain of the underwriters and their affiliates have provided in the past to us and our affiliates and may provide from time to time in the future certain commercial banking, financial advisory, investment banking and other services for us and such affiliates in the ordinary course of their business, for which they have received and may continue to receive customary fees and commissions. In addition, from time to time, certain of the underwriters and their affiliates may effect transactions for their own account or the account of customers, and hold on behalf of themselves or their customers, long or short positions in our debt or equity securities or loans, and may do so in the future.

In addition, from time to time, certain of the underwriters and their affiliates may effect transactions for their own account or the account of customers, and hold on behalf of themselves or their customers, long or short positions in our debt or equity securities or loans, and for persons or entities who have relationships with us, and may do so in the future. The underwriters and their respective affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such assets, securities or instruments and may at any time hold, or recommend to clients that they should acquire, long and/or short positions in such assets, securities and instruments.

Notice to Prospective Investors in the European Economic Area

In relation to each Member State of the European Economic Area (each a “Member State”), no shares have been offered or will be offered pursuant to the offering to the public in that Member State other than:

•	to any legal entity which is a qualified investor as defined under Article 2 of the Prospectus Regulation;

•	to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the Prospectus Regulation), subject to obtaining the prior consent of the underwriters; or

•	in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of shares shall require us or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation. and each person who initially acquires any shares or to whom any offer is made will be deemed to have represented, acknowledged and agreed to and with each of the underwriters and the Company that it is a “qualified investor” within the meaning of Article 2(e) of the Prospectus Regulation.

In the case of any shares being offered to a financial intermediary as that term is used in the Prospectus Regulation, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the shares acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer of any shares to the public other than their offer or resale in a Relevant State to qualified investors as so defined or in circumstances in which the prior consent of the underwriters have been obtained to each such proposed offer or resale.

For the purposes of this provision, the expression an “offer to the public” in relation to shares in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares to be offered so as to enable an investor to decide to purchase or subscribe for any shares, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.

Notice to Prospective Investors in the United Kingdom

No shares have been offered or will be offered pursuant to the offering to the public in the United Kingdom prior to the publication of a prospectus in relation to the shares which has been approved by the Financial Conduct Authority, except that the shares may be offered to the public in the United Kingdom at any time:

(a)	to any legal entity which is a qualified investor as defined under Article 2 of the UK Prospectus Regulation;

(b)

to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the UK Prospectus Regulation), subject to obtaining the prior consent of underwriters for any such offer; or

(c)	in any other circumstances falling within Section 86 of the FSMA.

provided that no such offer of the shares shall require the Company or any manager to publish a prospectus pursuant to Section 85 of the FSMA or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation. For the purposes of this provision, the expression an “offer to the public” in relation to the shares in the United Kingdom means the communication in any form and by any means of sufficient information on the terms of the offer and any shares to be offered so as to enable an investor to decide to purchase or subscribe for any shares and the expression “UK Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 and each person who initially acquires any shares of common stock or to whom any offer is made will be deemed to have represented, warranted and agreed to and with each of the international placement agents and the Company that is a qualified investor within the meaning of Article 2(e) of the U.K. Prospectus Regulation.

Each person in the UK who receives any communication in respect of, or who acquires any of our shares of common stock under, the offers to the public contemplated in this prospectus, or to whom our shares of common stock are otherwise made available, will be deemed to have represented, warranted, acknowledged and agreed to and with each international placement agent, the Company and the underwriters that it and any person on whose behalf it acquires our shares of common stock is: (i) a qualified investor within the meaning of Article 2(e) of the UK Prospectus Regulation; and (ii) in the case of any of our shares of common stock by it as a financial intermediary, as that term is used in Article 5(1) of the UK Prospectus Regulation, (A) our shares of common stock acquired by it in the offer have not been acquired on behalf of, nor have they been acquired with a view to their offer or resale to, persons in the UK other than qualified investors, as that term is defined in the UK Prospectus Regulation, or in circumstances in which the prior consent of the international placement agents has been given to the offer or resale; or (B) where our shares of common stock have been acquired by it on behalf of persons in the UK other than qualified investors, the offer of those shares of common stock fall within one of the exemptions listed in points (b) and (d) to Article 1(4) of the UK Prospectus Regulation. In this section, the expression an “offer” of shares of common stock to the public in relation to any shares of common stock means the communication in any form and by any means of sufficient information on the terms of the offer and the shares of common stock to be offered so as to enable an investor to decide to purchase or subscribe for the shares of common stock. This prospectus is only for distribution to and directed at: (i) in the United Kingdom, persons having professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended) (the “Order”) and high net worth entities falling within Article 49(2)(a) to (d) of the Order; (ii) are persons falling within Article 49(2)(a) to (d)(“high net worth companies, unincorporated associations etc.”) of the Financial Promotion Order; (iii) persons who are outside the United Kingdom; and (iv) persons to whom an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) in connection with the issue or sale of any securities may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as “Relevant Persons”). The shares of common stock will only be available to, and any invitation, offer or agreement to subscribe for, purchase or otherwise acquire such shares will be engaged only with, Relevant Persons. Any person who is not a Relevant Person should not act or rely on this prospectus or any of its contents.

Notice to Prospective Investors in Canada

The shares of common stock may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the shares of common stock must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement and the accompanying prospectus (including any amendment thereto) contain a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4.) of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the

underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Notice to Prospective Investors in Switzerland

We have not and will not register with the Swiss Financial Market Supervisory Authority (“FINMA”) as a foreign collective investment scheme pursuant to Article 119 of the Federal Act on Collective Investment Scheme of 23 June 2006, as amended (“CISA”) and accordingly the shares of common stock being offered pursuant to this prospectus have not and will not be approved, and may not be licensable, with FINMA.

Therefore, the shares of common stock have not been authorized for distribution by FINMA as a foreign collective investment scheme pursuant to Article 119 CISA and the shares of common stock offered hereby may not be offered to the public (as this term is defined in Article 3 CISA) in or from Switzerland. The shares of common stock may solely be offered to “qualified investors”, as this term is defined in Article 10 CISA, and in the circumstances set out in Article 3 of the Ordinance on Collective Investment Scheme of 22 November 2006, as amended, or the “CISO”, such that there is no public offer. Investors, however, do not benefit from protection under CISA or CISO or supervision by FINMA. This prospectus and any other materials relating to the shares of common stock are strictly personal and confidential to each offeree and do not constitute an offer to any other person. This prospectus may only be used by those qualified investors to whom it has been handed out in connection with the offer described herein and may neither directly or indirectly be distributed or made available to any person or entity other than its recipients. It may not be used in connection with any other offer and will in particular not be copied or distributed to the public in Switzerland or from Switzerland. This prospectus does not constitute an issue prospectus as that term is understood pursuant to Article 652a or 1156 of the Swiss Federal Code of Obligations. We have not applied for a listing of the shares of common stock on the SIX Swiss Exchange or any other regulated securities market in Switzerland, and consequently, the information presented in this prospectus does not necessarily comply with the information standards set out in the listing rules of the SIX Swiss Exchange and corresponding prospectus schemes annexed to the listing rules of the SIX Swiss Exchange.

Neither this prospectus nor any other offering or marketing material relating to the offering, the Company, or the shares of common stock have been or will be filed with or approved by any Swiss regulatory authority. In particular, this prospectus will not be filed with, and the offer of shares of common stock will not be supervised by, FINMA, and the offer of shares of common stock has not been and will not be authorized under CISA. The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of shares of common stock.

Notice to Prospective Investors in the United Arab Emirates

The shares of common stock have not been, and are not being, publicly offered, sold, promoted or advertised in the United Arab Emirates (including the Dubai International Financial Centre) other than in compliance with the laws of the United Arab Emirates (and the Dubai International Financial Centre) governing the issue, offering and sale of securities. Further, this prospectus supplement and the accompanying prospectus do not constitute a public offer of securities in the United Arab Emirates (including the Dubai International Financial Centre) and is not intended to be a public offer. This prospectus supplement and the accompanying prospectus supplement have not been approved by or filed with the Central Bank of the United Arab Emirates, the Securities and Commodities Authority, Financial Services Regulatory Authority or the Dubai Financial Services Authority.

Notice to Prospective Investors in Australia

This prospectus supplement and the accompanying prospectus:

•	do not constitute a disclosure document or a prospectus under Chapter 6D.2 of the Corporations Act 2001 (Cth) (the “Corporations Act”);

•

have not been, and will not be, lodged with the Australian Securities and Investments Commission (“ASIC”), as a disclosure document for the purposes of the Corporations Act and does not purport to include the information required of a disclosure document for the purposes of the Corporations Act; and

•

may only be provided in Australia to select investors who are able to demonstrate that they fall within one or more of the categories of investors, available under section 708 of the Corporations Act (“Exempt Investors”).

The shares of common stock may not be directly or indirectly offered for subscription or purchased or sold, and no invitations to subscribe for or buy the shares of common stock may be issued, and no draft or definitive offering memorandum, advertisement or other offering material relating to any shares of common stock may be distributed in Australia, except where disclosure to investors is not required under Chapter 6D of the Corporations Act or is otherwise in compliance with all applicable Australian laws and regulations. By submitting an application for the shares of common stock, you represent and warrant to us that you are an Exempt Investor.

As any offer of shares of common stock under this document will be made without disclosure in Australia under Chapter 6D.2 of the Corporations Act, the offer of those securities for resale in Australia within 12 months may, under section 707 of the Corporations Act, require disclosure to investors under Chapter 6D.2 if none of the exemptions in section 708 applies to that resale. By applying for the shares of common stock you undertake to us that you will not, for a period of 12 months from the date of sale of the shares of common stock, offer, transfer, assign or otherwise alienate those shares of common stock to investors in Australia except in circumstances where disclosure to investors is not required under Chapter 6D.2 of the Corporations Act or where a compliant disclosure document is prepared and lodged with ASIC.

Notice to Prospective Investors in Japan

The shares of common stock have not been and will not be registered pursuant to Article 4, Paragraph 1 of the Financial Instruments and Exchange Act. Accordingly, none of the shares of common stock nor any interest therein may be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any “resident” of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to or for the benefit of a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Act and any other applicable laws, regulations and ministerial guidelines of Japan in effect at the relevant time.

Notice to Prospective Investors in Hong Kong

The shares of common stock have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) (the “SFO”) of Hong Kong and any rules made thereunder; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32) of Hong Kong) (the “CO”) or which do not constitute an offer to the public within the meaning of the CO. No advertisement, invitation or document relating to the common stock has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to shares of common stock which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made thereunder.

Notice to Prospective Investors in Singapore

Each representative has acknowledged that this prospectus supplement and the accompanying prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, each representative has represented and agreed that it has not offered or sold any shares or caused the shares to be made the subject of an invitation for subscription or purchase and will not offer or sell any shares or cause the shares to be made the subject of an invitation for subscription or purchase, and has not circulated or distributed, nor will it circulate or distribute, this prospectus supplement and the accompanying prospectus or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares, whether directly or indirectly, to any person in Singapore other than:

(a)

to an institutional investor (as defined in Section 4A of the Securities and Futures Act (Chapter 289) of Singapore, as modified or amended from time to time (the “SFA”)) pursuant to Section 274 of the SFA;

(b)

to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA; or

(c)	otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

(a)

a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b)	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

securities or securities-based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the shares pursuant to an offer made under Section 275 of the SFA except:

(i)	to an institutional investor or to a relevant person, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(c)(ii) of the SFA;

(ii)	where no consideration is or will be given for the transfer;

(iii)	where the transfer is by operation of law;

(iv)	as specified in Section 276(7) of the SFA; or

(v)	as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018.

Notice to Prospective Investors in Israel

This document does not constitute a prospectus under the Israeli Securities Law, 5728-1968, or the Securities Law, and has not been filed with or approved by the Israel Securities Authority. In Israel, this prospectus is being distributed only to, and is directed only at, and any offer of the shares is directed only at, (i) a limited number of persons in accordance with the Israeli Securities Law and (ii) investors listed in the first addendum, or the Addendum, to the Israeli Securities Law, consisting primarily of joint investment in trust funds, provident funds, insurance companies, banks, portfolio managers, investment advisors, members of the Tel Aviv Stock Exchange, underwriters, venture capital funds, entities with equity in excess of NIS 50 million and

“qualified individuals,” each as defined in the Addendum (as it may be amended from time to time), collectively referred to as qualified investors (in each case, purchasing for their own account or, where permitted under the Addendum, for the accounts of their clients who are investors listed in the Addendum). Qualified investors are required to submit written confirmation that they fall within the scope of the Addendum, are aware of the meaning of same and agree to it.

LEGAL MATTERS

The validity of the shares of common stock being offered by this prospectus supplement will be passed upon for us by Paul, Weiss, Rifkind, Wharton & Garrison LLP, New York, New York. Certain legal matters in connection with this offering will be passed upon for the underwriters by Latham & Watkins LLP, New York, New York. Paul, Weiss, Rifkind, Wharton & Garrison LLP, New York, New York has acted as counsel for the selling stockholders in connection with certain legal matters related to this offering.

EXPERTS

The consolidated balance sheets of Savers Value Village, Inc. as of December 28, 2024 and December 30, 2023, the related consolidated statements of operations and comprehensive income, stockholders’ equity and cash flows for the fiscal years ended December 28, 2024, December 30, 2023, and December 31, 2022 and the related notes, and management’s assessment of the effectiveness of internal control over financial reporting as of December 28, 2024 have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The audit report on the effectiveness of internal control over financial reporting as of December 28, 2024, expresses an opinion that Savers Value Village, Inc. did not maintain effective internal control over financial reporting as of December 28, 2024 because of the effect of a material weakness on the achievement of the objectives of the control criteria and contains an explanatory paragraph that states “There were ineffective information technology general controls (“ITGCs”) in the areas of user access and program change-management over certain information technology (“IT”) systems that support the Company’s financial reporting processes. These control deficiencies were a result of: IT control processes lacked sufficient documentation; insufficient training and accountability of certain individuals with IT expertise; and inadequate risk-assessment processes to identify and assess changes in IT environments and controls that could impact internal control over financial reporting. As a result, process level automated controls that are dependent on the affected IT environment and manual controls that rely on system-generated data or reports from the affected IT environment were ineffective because they could have been adversely impacted.”

Savers Value Village, Inc.

15,000,000 Shares of Common Stock

PROSPECTUS SUPPLEMENT

   , 2025

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.	OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth expenses payable by the Company in connection with the issuance and distribution of the shares of common stock being registered, excluding underwriting fees and expenses, which will be payable by the selling stockholders. All the amounts shown are estimates except the registration fee paid to the Securities and Exchange Commission.

SEC registration fee	$240,220.51
FINRA filing fee	$225,500.00
Accounting fees and expenses	$384,000.00
Legal fees and expenses	$100,000.00
Printing expenses	$40,000.00
Total	$939,720.51

ITEM 15.	INDEMNIFICATION OF DIRECTORS AND OFFICERS.

We are incorporated under the laws of the State of Delaware. Section 102 of the DGCL, permits a corporation to eliminate the personal liability of directors of a corporation to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his or her duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit.

Section 145 of the DGCL provides that a corporation has the power to indemnify a director, officer, employee or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by the person in connection with an action, suit or proceeding to which he or she is or is threatened to be made a party by reason of such position, if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful, except that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

As permitted by the DGCL, our Certificate and Bylaws provide that we will indemnify and advance expenses to our directors and officers, and may indemnify and advance expenses to our employees and other agents, to the fullest extent permitted by Delaware law. If Delaware law is amended to authorize corporate action further eliminating or limiting the personal liability of a director, then the liability of our directors will be eliminated or limited to the fullest extent permitted by Delaware law, as so amended.

We have entered into agreements with our directors and executive officers that will require us to indemnify them against expenses, judgments, fines, settlements and other amounts that any such person becomes legally obligated to pay in connection with any proceeding to which such person may be made a party by reason of the fact that such person is or was serving in such capacity, provided such person acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, our best interests. These indemnification agreements also set forth certain procedures that will apply in the event of a claim for indemnification thereunder. At present, no litigation or proceeding is pending that involves any of our directors or officers regarding which indemnification is sought, nor are we aware of any threatened litigation that may result in claims for indemnification.

We maintain a directors’ and officers’ liability insurance policy. The policy insures directors and officers against unindemnified losses arising from certain wrongful acts in their capacities as directors and officers and reimburse us for those losses for which we lawfully indemnify the directors and officers. The policy contains various exclusions.

ITEM 16.	EXHIBITS

A list of exhibits filed with this registration statement is contained in the exhibits index, which is incorporated by reference.

Exhibit No.	Description
1.1*	Form of Underwriting Agreement.

3.1	Amended and Restated Certificate of Incorporation of the Company (incorporated by reference from Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed on July 3, 2023).

3.2	Amended and Restated Bylaws of the Company (incorporated by reference from Exhibit 3.2 to the Registrant’s Current Report on Form 8-K, filed on July 3, 2023).

4.1	Amended of Restated Stockholders Agreement, by and among the Registrant and the other parties named therein (incorporated by reference from Exhibit 4.1 to the Registrant’s Quarterly Report on Form 10-Q, filed on August 11, 2023).

4.2	Registration Rights Agreement, by and among the Registrant and the other parties named therein (incorporated by reference from Exhibit 10.1 to the Registrant’s Current Report on Form 8-K, filed on July 3, 2023).

4.3	Indenture, dated as of February 6, 2023, by and among Evergreen AcqCo 1 LP, TVI, Inc., the guarantors party thereto and Wilmington Trust, National Association, as trustee (incorporated by reference from Exhibit 4.3 to the Registrant’s Registration Statement on Form S-1/A, filed on February 8, 2023).

5.1	Opinion of Paul, Weiss, Rifkind, Wharton & Garrison LLP.

23.1	Consent of KPMG LLP, independent registered public accounting firm.

23.2	Consent of Paul, Weiss, Rifkind, Wharton & Garrison LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included on signature page).

104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101).

107	Filing Fee Table.

*	To be filed, by amendment or incorporated by reference in connection with the offering of the securities.

ITEM 17.	UNDERTAKINGS

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)

Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to the registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of such undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bellevue, State of Washington, on May 13, 2025.

Savers Value Village, Inc.

/s/ Mark Walsh
Mark Walsh
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints Mark Walsh and Richard Medway, and each one of them, as his or her true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and (iv) take any and all actions which may be necessary or appropriate in connection therewith, granting unto such agents, proxies and attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing necessary or appropriate to be done, as fully for all intents and purposes as he or she might or could do in person, hereby approving, ratifying and confirming all that such agents, proxies and attorneys-in-fact or any of their substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Mark Walsh Mark Walsh	Chief Executive Officer and Director (Principal Executive Officer)	May 13, 2025

/s/ Michael Maher Michael Maher	Chief Financial Officer (Principal Financial Officer)	May 13, 2025

/s/ Aaron Rosen Aaron Rosen	Director, Chairman of the Board	May 13, 2025

/s/ Jordan Smith Jordan Smith	Director	May 13, 2025

/s/ Robyn Collver Robyn Collver	Director	May 13, 2025

/s/ William T. Allen William T. Allen	Director	May 13, 2025

Signature	Title	Date

/s/ Duane C. Woods Duane C. Woods	Director	May 13, 2025

/s/ Aina E. Konold Aina E. Konold	Director	May 13, 2025

/s/ Kristy Pipes Kristy Pipes	Director	May 13, 2025

/s/ Susan O’Farrell Susan O’Farrell	Director	May 13, 2025